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                                                                    Exhibit 10.5

                                   EXHIBIT B



              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                    CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV


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                    CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

                                      INDEX

                                                                          Page
                                                                          -----


1.       NAME AND PLACE OF BUSINESS........................................B-1

2.       DEFINITIONS.......................................................B-1

3.       PURPOSE...........................................................B-8

4.       TERM.............................................................B-10

5.       GENERAL PARTNERS.................................................B-10

6.       LIMITED PARTNERS.................................................B-11

7.       PARTNERSHIP CAPITAL..............................................B-12

8.       LIABILITY OF LIMITED PARTNERS....................................B-13

9.       COMPENSATION TO THE GENERAL PARTNERS AND THEIR
         AFFILIATES.......................................................B-13

10.      PARTNERSHIP EXPENSES.............................................B-16

11.      ALLOCATION OF INCOME AND LOSS AND DISTRIBUTIONS..................B-18

12.      TRANSFERABILITY OF UNITS.........................................B-25

13.      BOOKS, RECORDS, ACCOUNTINGS AND REPORTS..........................B-24

14.      RIGHTS, AUTHORITY, POWERS, RESPONSIBILITIES AND
         DUTIES OF THE MANAGING GENERAL PARTNER...........................B-26

15.      RIGHTS AND POWERS OF THE LIMITED PARTNERS........................B-37

16.      REMOVAL, BANKRUPTCY OR DISSOLUTION OF
         A GENERAL PARTNER AND TRANSFER OF A
         GENERAL PARTNER'S INTEREST.......................................B-40

17.      CERTAIN TRANSACTIONS.............................................B-41

18.      TERMINATION AND DISSOLUTION OF THE PARTNERSHIP...................B-41

19.      SPECIAL POWER OF ATTORNEY........................................B-42

20.      LIABILITY AND INDEMNIFICATION....................................B-44

21.      MISCELLANEOUS....................................................B-45




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                    CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

         AMENDED AND RESTATED AGREEMENT of LIMITED PARTNERSHIP ("Partnership Agreement") entered into as of the 31st day of October, 1996, by and among Captec Franchise Capital Corporation IV, a Michigan corporation (the "Managing General Partner") and Patrick L. Beach (the "Individual General Partner"), as General Partners and Patrick L. Beach as the Initial Limited Partner (the "Initial Limited Partner"), with offices at 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48106-0544, and Patrick L. Beach, as the Initial Limited Partner, with offices at 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48106-0544.

         WHEREAS, Captec Franchise Capital Partners L.P. IV is a limited partnership presently existing under Delaware law and governed by a Partnership Agreement dated as of July 30, 1996 (the "Former Partnership Agreement")." The Managing General Partner, the Individual General Partner and the Initial Limited Partners wish to amend and restate the Former Partnership Agreement as set forth below;

         NOW, THEREFORE, in consideration of mutual promises made herein, the parties hereto hereby agree as follows:

1.       NAME AND PLACE OF BUSINESS

         The name of the limited partnership to be governed hereby is Captec Franchise Capital Partners L.P. IV (the "Partnership"). Its registered office in Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Partnership's registered agent at that address is The Corporation Trust Company. The Managing General Partner shall have full power and authority to change the Partnership's registered office or registered agent. The Partnership's principal place of business is 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48106-0544, or such other place as the Managing General Partner may hereafter determine. The General Partners shall from time to time execute or cause to be executed the Certificate and all such certificates (including limited partnership and fictitious name certificates) or other documents or cause to be done all such filing, recording, publishing or other acts as may be necessary or appropriate to comply with the requirements for the formation and the operation of a limited partnership under the laws of the State of Delaware and for the purpose of establishing and protecting the limited liability of the Limited Partners, under the laws of any other jurisdiction in which the Partnership may conduct business.

2.       DEFINITIONS

         The following terms used in this Partnership Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

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         "Acquisition Expenses" shall mean expenses, including but not limited to credit reports, escrow fees, appraisal reports, attorneys' fees and title insurance, accountants' fees and miscellaneous expenses, and travel and communication expenses related to selection and acquisition of investments, whether or not acquired.

         "Acquisition Fees" shall mean the total of all fees and commissions paid by any Person to any Person, including the General Partners and their Affiliates in connection with the selection, evaluation, acquisition, construction, and/or development of, Property or Equipment by the Partnership, whether or not acquired, including but not limited to, real estate commissions, selection fees, finder's fees, Development Fees, nonrecurring management fees, consulting fees, payments for covenants not to compete, guarantee fees, financing fees or other similar fees or commissions, however designated and however treated for tax or accounting purposes, or any fees of a similar nature, however designated. As used herein, "Development Fee" shall mean a fee for packaging of a Partnership's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

         "Act" shall mean the Securities Act of 1933, as amended.

         "Additional Closing Date" shall mean each date between the Initial Closing Date and the Final Closing Date on which a closing for Units sold pursuant to the Prospectus occurs.

         "Adjusted Investment" shall mean the Original Contributions attributable to a Unit, reduced by the total amount of Net Sale or Refinancing Proceeds distributed.

         "Adjusted Net Asset Value" shall mean the book value of all Assets minus all liabilities of the Partnership.

         "Affiliate" of a Person shall mean: (i) any Person directly or indirectly controlling, controlled by or under common control with another Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (iii) any officer, director, trustee, or partner of such Person; and (iv) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity. Notwithstanding the foregoing, the term Affiliate shall not apply to any Person who shall serve solely as an independent director, trustee or partner of the General Partners or of an Affiliate of the General Partners nor shall a partner in a partnership or joint venture with (a) the Partnership or (b) an Affiliate of the General Partners, be deemed an Affiliate of the General Partners solely by virtue of such relationship.

         "Appraised Value" shall mean the value of any real property according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers (an MAI appraiser).

         "Assets" means collectively all Partnership Properties and Equipment.

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         "Capital Account" shall mean, with respect to any Partner, the Capital
Account maintained for such Partner in accordance with the following provisions:

                  (i) to each Partner's Capital Account there shall be credited such Partner's Original Contribution, such Partner's distributive share of Income, and any items in the nature of income or gain that are specifically allocated to such Partner, and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

                  (ii) to each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Partnership Agreement, such Partner's distributive share of losses, and any items in the nature of expenses or losses that are specifically allocated to such Partner, and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

         In the event any interest in the Partnership is transferred in accordance with the terms of this Partnership Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the event the Gross Asset Values of Partnership assets are adjusted pursuant hereto, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment.

         The foregoing provisions and the other provisions of this Partnership Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Managing General Partner may make such modification. The Managing General Partner shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Partnership or distributed to the Partners; and (b) any liabilities that are secured by such contributed or distributed property or are assumed by the Partnership or the Partners in the event the Managing General Partner shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-1(b) (2) (iv). The Managing General Partner also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Partnership Agreement not to comply with Treasury Regulations Section 1.704-1(b).

         "Capital Contribution" shall mean the Original Contribution.

         "Cash Flow" means, with respect to any period, all cash receipts derived from payments of all forms of income on Assets held by the Partnership including all rents from and other revenues paid in connection with Partnership Assets (as distinguished from Original Contributions and exclusive of any Net Sale or Refinancing Proceeds), without


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deduction for depreciation, plus amounts, if any, from reserves attributable to such cash receipts with respect to any prior period, if no longer deemed necessary for Partnership operations, less cash receipts used to pay operating expenses and to repurchase any Units or set aside from such cash receipts by the Managing General Partner for working capital reserves.

         "Certificate" shall mean the Certificate of Limited Partnership of Captec Franchise Capital Partners L.P. IV as filed with the Secretary of State of the State of Delaware, and all amendments thereto.

         "Closing Date" shall mean each date designated by the General Partners on which subscribers for Units are admitted as Limited Partners as a result of purchases occurring during the offering period.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

         "Current Preferred Return" shall mean a cumulative, noncompounded return equal to ten percent (10%) per annum on a Limited Partner's Adjusted Investment, calculated to commence on the first day of the month following the month in which the Limited Partner is admitted to the Partnership as a Limited Partner.

         "Delaware Act" shall mean the Delaware Revised Uniform Limited Partnership Act as in effect and as it may be amended.

         "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

         "Disposition" shall mean any Partnership transaction with respect to Property or Equipment not in the ordinary course of its business including, without limitation, sales, exchanges, or other dispositions of Property or Equipment held by the Partnership, and recoveries of damage awards and insurance proceeds with respect to Property or Equipment.

         "Distributions" shall mean any cash or other property distributed to the Limited Partners and the General Partners arising from their interests in the Partnership, but shall not include any payments to the Managing General Partner under the provisions of Sections 9 or 10.

         "Equipment" shall mean any equipment acquired for lease by the Partnership, whether directly or indirectly through a nominee, agent, partnership, trust, joint venture or otherwise, but does not include leases.

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         "Final Closing Date" shall mean the date on which the last closing for
Units sold pursuant to the Prospectus occurs.

         "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered in connection with and during the Partnership's organizational or acquisition phase including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses and any other similar fees.

         "Full Payout Lease" shall mean a lease under which the present value of non-cancelable rental payments payable during the initial term of the lease is at least sufficient to permit a lessor to recover the purchase price of equipment.

         "General Partners" shall mean Captec Franchise Capital Corporation IV and Patrick L. Beach in their respective capacities as general partners of the Partnership, or any other Person, corporation or other entity which succeeds either of them in such capacity, as well as any additional general partners.

         "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                           (i) The initial Gross Asset Value of any asset
                  contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

                           (ii) The Gross Asset Values of all Partnership assets
                  shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than the Original Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimus amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their interests in the Partnership; and (c) the termination of the Partnership for federal income tax purposes pursuant to Code Section 708(b) (1) (B); and

                           (iii) If the Gross Asset Value of an asset has been
                  determined or adjusted pursuant to subparagraph (i) or subparagraph (ii) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing taxable income and loss.

                  "Gross Proceeds" shall mean the total proceeds from the sale of Units before deductions for Front-End Fees.

                                      B-5
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                  "Individual  General  Partner"  shall mean  Patrick L. Beach in his capacity as the individual general partner of the Partnership.

                  "Initial Closing Date" shall mean the date on which the first closing for Units sold pursuant to the Prospectus occurs.

                  "Initial Limited Partner" shall mean Patrick L. Beach in his capacity as the initial limited partner.

                  "Investment in Assets" shall mean the amount of Gross Proceeds used to invest in Property and/or Equipment, including working capital reserves allocable thereto and other cash payments, but excluding Front-End Fees.

                  "Limited Partners" shall mean the Initial Limited Partner and any other Persons who are admitted to the Partnership as additional or substituted Limited Partners. Reference to a "Limited Partner" shall refer to any one of them.

         "Limited Partnership Interests" shall mean the ownership interest of a Partner in the Partnership from time to time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Partnership Agreement and in the Delaware Act, together with the obligations of such Partner to comply with all the terms and provisions of this Partnership Agreement and of the Delaware Act.

         "Majority Vote" shall mean the affirmative vote of the holders of more than 50% of the outstanding Units.

         "Managing General Partner" shall mean Captec Franchise Capital Corporation IV, or its successors and assigns in its or their capacity as the managing general partner of the Partnership.

         "Minimum Number of Units" shall mean 2,000 Units.

         "Net Income or Loss From Annual Operations" shall mean the income or loss for the Partnership's calendar year computed under the accrual method of accounting for purposes of the federal income tax (excluding any income or loss attributable to a Disposition or involuntary conversion of any of the Partnership Property).

         "Net Income or Loss From Other Than Annual Operations" shall mean the income or loss for the Partnership's calendar year computed under the accrual method of accounting for purposes of the federal income tax arising from (i) a Disposition or (ii) any other transaction not included in the determination of Net Income or Loss From Annual Operations.

         "Net Offering Proceeds" shall mean the total Gross Proceeds less Organizational and Offering Expenses.

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         "Net Sale or Refinancing Proceeds" shall mean receipts from
Dispositions or refinancing of Partnership Properties or Equipment plus amounts, if any, from reserves attributable to prior Dispositions if no longer deemed necessary for Partnership operations, less the following:

                  (i) the amount paid or to be paid in connection with or as an expense of such Disposition or refinancing;

                  (ii) the amount necessary for the payment of all debts and obligations of the Partnership including, but not limited to, fees to the Managing General Partner or its Affiliates and amounts, if any, required to be paid to, arising from or otherwise related to the particular Disposition or refinancing; and

                  (iii) any amount set aside by the Managing General Partner for working capital reserves from such receipts.

         "Offering" shall mean the offering of Units pursuant to the Prospectus.

         "Organizational and Offering Expenses" shall mean all expenditures classified as syndication expenses pursuant to Code Section 709 and Treasury Regulation Section 1.709-2(b), including, but not limited to, all those expenses incurred in connection with the formation, qualification and registration of the Partnership and in marketing, distributing and processing Units, including any selling commissions and discounts under applicable federal and state law, and any other expenses actually incurred and directly related to the offering and sale of Units, including such expenses as: (a) fees and expenses paid to attorneys in connection with the offering, (b) securities jurisdictional fees, filing fees and taxes, (c) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Partnership's Prospectus including telephone and telegraphic costs, (d) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance of Units, including telephone and telegraphic costs, (e) remuneration of officers and employees of the General Partners and its Affiliates and the Partnership while directly engaged in marketing, distributing, processing and establishing records of Units and establishing records and paying selling commissions, (f) accounting and legal fees and expenses incurred in connection therewith by the General Partners or its Affiliates, (g) reimbursements for accountable bona fide costs of due diligence incurred by Participating Dealers and their registered representatives, (h) escrow fees and expenses in connection with the Offering, and (i) the 2% non-accountable expense allowance payable to the General Partners pursuant to
Section 9.1 hereof.

         "Original Contribution" shall mean the amount of $1,000 for each Unit, which amount shall be attributed to such Unit in the hands of subsequent holders thereof, less the return of any amount of uninvested funds returned pursuant to Paragraph 11.10 hereof.

         "Participating Dealers" shall mean those broker-dealers who as members of the National Association of Securities Dealers, Inc. who are participating in the public offering of the Units.

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         "Partners" shall mean collectively the General Partners and the Limited
Partners, and reference to a "Partner" shall be to any one of the Partners.

         "Partnership" shall mean the limited partnership created under this Partnership Agreement and any successor thereto.

         "Partnership Agreement" shall mean this agreement of limited Partnership, as amended and restated, and all amendments thereto.

         "Partnership List" shall mean an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners along with the number of units held by each.

         "Performance Preferred Return" shall mean a cumulative, noncompounded return equal to ten and one-half percent (10.5%) per annum on a Limited Partner's Adjusted Investment, calculated to commence on the first day of the month following the month in which the Limited Partner is admitted to the Partnership as a Limited Partner.

         "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

         "Property" or "Properties" shall mean the real estate, together with the buildings improvements, fixtures and Personal property associated therewith (but excluding Equipment), acquired or to be acquired, by the Partnership.

         "Prospectus" shall mean the prospectus contained in the registration statement filed with the Securities and Exchange Commission for the registration of the Units under the Securities Act of 1933, as amended, in the final form in which said prospectus is filed with said Commission and as thereafter supplemented.

         "Purchase Prices" shall mean (i) the invoice price or contract price at which the Partnership acquired Property and/or Equipment from the manufacturer or a third party seller, or an amount no greater than the invoice price or contract price, at which an Affiliate of the Partnership, acquired Property and/or Equipment. The Purchase Price of Equipment and/or Property shall include Acquisition Fees (except for purpose of the calculation of such Fees) and all debt secured by liens and security interests on the Property and/or Equipment, but shall exclude points and prepaid interest.

         "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" shall mean any transaction or series of transactions that directly or indirectly, through acquisition or otherwise, involve the combination, merger or conversion of the Partnership.

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         "Qualified Plans" shall mean qualified pension, profit sharing and other employee retirement benefit plans (including Keogh [H.R. 10] plans) and trusts, bank commingled trust funds for such plans and individual retirement accounts.

         "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or who will manage or participate in the management of the Partnership and any Affiliate of such Person, but does not include (i) any Person that is not an Affiliate whose only relationship with the Partnership or the General Partners is that of an asset manager whose only compensation from the Partnership is as such, and (ii) wholly-independent third parties such as attorneys, accountants and underwriters whose only compensation from the Partnership is for professional services rendered in connection with the offering of Units or the operations of the Partnership. A Person may also be a Sponsor of the Partnership by: (i) taking the initiative, directly or indirectly, and founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more other Persons; (ii) receiving a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both the services and property; (iii) having a substantial number of relationships and contacts with the Partnership; (iv) possessing significant rights to control Partnership property; (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry; and (vi) providing goods or services to the Partnership on a basis which was not negotiated at arms-length with the Partnership.

         "Substantially All of the Assets" shall mean, unless the context otherwise dictates, assets representing 66-2/3% or more of the net book value of all of the Partnership's Assets as of the end of the most recently completed fiscal quarter.

         "Tax-Exempt Entities" shall mean Qualified Plans and other entities exempt from federal income taxation, such as endowment funds and foundations and charitable, religious, scientific or educational organizations.

         "Termination Date" shall mean one year after the effective date of the Partnership's Prospectus.

         "Unit" shall mean the ownership interest of the Limited Partners in the Partnership.

3.       PURPOSE

         The principal purpose of the Partnership is to acquire, hold, lease, mortgage, operate, sell or otherwise dispose of (i) Properties and Equipment which will be leased on a "triple net" basis primarily to operators of national chain and nationally franchised fast-food, family style and dinner house restaurants as well as other franchised or chain businesses, and (ii) Properties which will be leased on a "double net" (with the Partnership being responsible for maintenance of the roof, exterior walls and/or parking lot) or "triple net" basis to prominent franchised or chain national retail concerns which are operating at least ten other store locations; and to take any and all actions and to engage in any other business in which a limited partnership may lawfully engage under the laws of the state which, in the opinion of the Managing General Partner, are incidental to the foregoing or are necessary or appropriate to the accomplishment of the purposes of the partnership. The principal investment objectives of the Partnership will be: (i) preservation and protection of capital; (ii) distribution of cash flow generated by the Partnership's leases; (iii) capital appreciation of Partnership Properties; (iv) generation of increased income and protection against inflation through required escalations of base rents or participation in gross revenues of lessees of Partnership Properties; and (v) deferral of taxation of Partnership cash distributions for Limited Partners. The Partnership's overall objectives will be to maximize long term returns with its Properties and to enhance short term returns with its Equipment.

4.       TERM

         The Partnership was formed as of the day of filing of the Certificate of the Partnership with the Delaware Secretary of State and shall continue until the 31st day of December 2026, unless previously terminated in accordance with the provisions of this Partnership Agreement.

5.       GENERAL PARTNERS

         5.1 CAPITAL CONTRIBUTIONS. Captec Franchise Capital Corporation IV, and Patrick L. Beach in their capacities as General Partners, have each contributed $100 in cash to the Partnership. At all times during the existence of the Partnership, the General Partners shall have a present and continuing interest in Net Income or Loss From Other Than Annual Operations and Distributions according to the provisions of Section 11.

         5.2 CAPITAL ACCOUNTS. The Partnership shall establish for each General Partner a Capital Account (to be maintained in accordance with appropriate provisions of federal income tax law, including Treasury Regulation Section 1.704-1(b)). In the event any interest in the Partnership is transferred in accordance with the terms of this Partnership Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the event the Gross Asset Values of Partnership assets are adjusted for purposes of computing income or loss, the Capital Accounts of all General Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment. Loans by any General Partner to the Partnership shall not be considered contributions to the capital of the Partnership.

         5.3 RESERVES. Since most of the Partnership's leases will be on a "triple net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent the Partnership has insufficient funds for such purposes, the General Partners will advance to the Partnership an aggregate amount of up to 1% of the Gross Proceeds for maintenance and repairs.

6.       LIMITED PARTNERS

         6.1 INITIAL LIMITED PARTNER. The Initial Limited Partner has contributed the sum of $100 to the capital of the Partnership and has received 1/10 Unit. The 1/10 Unit of the Initial Limited Partner shall be redeemed immediately following the admission to the Partnership of any other Limited Partner in return for the sum of $100, whereupon the Initial Limited Partner shall withdraw as a Limited Partner.

         6.2 CAPITAL ACCOUNTS. The Partnership shall establish for each Limited Partner a Capital Account (to be maintained in accordance with appropriate provisions of federal income tax law, including Treasury Regulation Section 1.704-1(b)). In the event any interest in the Partnership is transferred in accordance with the terms of this Partnership Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the event the Gross Asset Values of Partnership assets are adjusted for purposes of computing income or loss, the Capital Accounts of all Limited Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment. Loans by any Limited Partner to the Partnership shall not be considered contributions to the capital of the Partnership.

         6.3 AUTHORIZATION OF SALE OF UNITS. The Partnership is authorized to issue not more than 30,000 Units (including the 1/10 Unit held by the Initial Limited Partner, which 1/10 Unit shall be available for sale upon withdrawal of said Initial Limited Partner). The Persons purchasing such Units shall contribute the purchase price to the capital of the Partnership. The General Partners, their Affiliates and Participating Dealers may purchase up to ten per cent (10%) of the authorized Units net of any selling commissions but otherwise on the same terms as other purchasers.

         6.4 ESCROW OF ORIGINAL CONTRIBUTIONS AND COMMENCEMENT OF PARTNERSHIP OPERATIONS. All Original Contributions shall be received by the Partnership in trust, and shall be deposited in an escrow account in any financial institution designated by the Managing General Partner as escrow agent for the Original Contributions. If the Minimum Number of Units is not sold on or before one year after the effective date of the Partnership's Prospectus (the "Termination Date"), all monies held in escrow shall be returned to subscribers with any interest earned thereon (subject to deductions for back-up withholding, if applicable). If the Minimum Number of Units is sold by the Termination Date, all monies held in escrow together with any interest earned thereon will be distributed promptly by the escrow agent to the Partnership on the Initial Closing Date, and all selling commissions then due and payable shall be paid to the participating broker-dealers by the Partnership, as agent for the purchasers of Units, and the Managing General Partner may, in its sole discretion continue the offering for a period to end not later than (i) the sale of all Units offered by the Prospectus or (ii) two years after the effective date of the Prospectus. After the Initial Closing Date, investors shall be admitted as Limited Partners on at least a monthly basis. Subscriptions shall be accepted or rejected by the General Partners within thirty (30) days of their receipt; if rejected, all funds shall be returned to the investor within ten (10) business days after rejection. Investors whose subscriptions are accepted by the General Partners shall be admitted to the Partnership at the time their names are shown on the books and records of the Partnership as Limited Partners.

         6.5 NO ASSESSMENTS OR ADDITIONAL CONTRIBUTIONS. The Units are non-assessable and no Limited Partner shall be required to make additional contributions to the capital of the Partnership.

7.       PARTNERSHIP CAPITAL

         7.1 WITHDRAWAL OF CAPITAL. No Partner shall have the right to withdraw, or receive any return of, his Capital Contribution, except as specifically provided herein. Except as provided in Paragraph 6.1, no Limited Partner shall have priority over any other Limited Partner, as to the return of his Capital Contribution or as to profits, losses or distributions.

         7.2 RETURN OF CAPITAL. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash.

8.       LIABILITY OF LIMITED PARTNERS

         8.1 NO PERSONAL LIABILITY. Limited Partners shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership, and no Limited Partner shall be required to lend funds to the Partnership or to make any further Capital Contribution to the Partnership.

         8.2 OBLIGATION TO REFUND PRIOR DISTRIBUTIONS. If the Partnership does not have sufficient assets to discharge its liabilities, and under the Delaware Act, Limited Partners are liable to the Partnership for previous Distributions as determined by court of competent jurisdiction, then notwithstanding the provisions of this Partnership Agreement, such Limited Partner shall be required to repay all or any part of such Distributions, such obligation shall be the obligation of such Limited Partner and not the obligation of the General Partners.

9.       COMPENSATION TO THE GENERAL PARTNERS AND THEIR AFFILIATES

         The General Partners and their Affiliates will receive compensation from the Partnership only as specified by Sections 9, 10, 11, and Paragraphs
14.2.7 and 14.2.8 hereof. Front-End Fees shall be reduced to the extent necessary to comply with Paragraph 14.6 hereof.

         9.1 SECURITIES COMMISSIONS. Participating Dealers, including Affiliates of the General Partners will receive selling commissions in an amount equal to 8.0% of the Gross Proceeds attributable to all Units placed by them directly, subject to volume discounts. An additional amount not exceeding 0.5% of such Gross Proceeds may be paid to prospective Participating Dealers by the General Partners from amounts received by them for

Organizational and Offering Expenses for accountable expenses incurred in connection with due diligence activities of such prospective Participating Dealers and their registered representatives.

         9.2 NON-ACCOUNTABLE EXPENSE ALLOWANCE. The General Partners and/or their Affiliates shall receive a non-accountable expense allowance from the Partnership (the "Non-Accountable Expense Allowance"), aggregating 2.0% of Gross Proceeds.

         9.3 ORGANIZATIONAL AND OFFERING EXPENSES. The Managing General Partner or an Affiliate shall be reimbursed for all Organizational and Offering Expenses up to a maximum amount equal to 3.0% of Gross Proceeds, (less amounts paid directly by the Partnership), excluding selling commissions and the Non-Accountable Expense Allowance referenced in Paragraph 9.2 hereof, but including amounts paid to participating dealers as accountable bona fide due diligence expenses in an amount not exceeding 0.5% of Gross Proceeds.

         9.4 ACQUISITION FEES AND EXPENSES. The General Partners or an Affiliate shall receive Acquisition Fees equal to the lesser of (1) 4.0% of Gross Proceeds plus an additional .0677% ("Debt Fee") for each 1% of indebtedness (calculated as the aggregate amount of Partnership indebtedness secured by Partnership Assets as a percentage of the aggregate Purchase Prices of such Assets) incurred in acquiring Properties and/or Equipment, but in no event shall Acquisition Fees exceed 5.0% of the aggregate Purchase Prices of Properties and/or Equipment; or
(2) compensation customarily charged in arm's-length transactions by others rendering similar services as an on-going activity in the same geographic location for property or equipment comparable to the Property or Equipment to be purchased by the Partnership. Although the Debt Fee is included within the definition of Acquisition Fees in calculating the 5.0% limitation, the Debt Fee will be paid out of the proceeds of indebtedness rather than from Gross Proceeds. The General Partners or an Affiliate shall pay all Acquisition Expenses from amounts received as Acquisition Fees.

         9.5 ASSET MANAGEMENT FEES. The Managing General Partner or an Affiliate shall receive an asset management fee equal to the lesser of competitive fees for similar services in the same geographic location or 1.0% of gross rental revenues from Partnership Properties and Equipment. Such asset management fee shall be payable on a monthly or quarterly basis as determined by the Managing General Partner, provided however, that such fees will accrue and be subordinated to receipt by the Limited Partners of their Current Preferred Return. Notwithstanding the foregoing, in the event of a default under a lease which requires the Partnership to assume operations of a Property and/or Equipment, such operations will be managed by an Affiliate of the General Partners. In such event, the Affiliate will be entitled to an unsubordinated management fee equal to 5% of gross revenues generated by the Property and/or Equipment plus reimbursement for on-site expenses.

         9.6 EQUIPMENT LIQUIDATION FEES. The Partnership may pay an Affiliate of the General Partner a liquidation fee for the resale of Equipment in an amount equal to

3.0% of the gross sales price of the Equipment.

         9.7 REAL ESTATE LIQUIDATION FEES. The Partnership may pay an Affiliate of the General Partners a liquidation fee for the resale of real estate in an amount equal to the lesser of (a) fifty percent (50%) of the real estate commission customarily charged for similar services in the locale of the Property being sold or (b) three percent (3%) of the gross sales price of a Property. Such fees shall accrue and be subordinated to receipt by the Limited Partners of aggregate Distributions equal to a 10% per annum cumulative, non-compounded return on their Adjusted Investment plus aggregate distributions of Net Sale or Refinancing Proceeds equal to 100% of their Original Contributions. Notwithstanding anything to the contrary herein, neither the General Partners nor any of their Affiliates shall have an exclusive listing in connection with the sale of a Property by the Partnership. The total compensation paid by the Partnership to all persons and entities as real estate liquidations fees or commissions in connection with any sale of Partnership Properties shall not exceed the lesser of (i) six percent (6%) or (ii) that commission or fee paid for the purchase or sale of property which is reasonable, customary and competitive in light of the size, type and location of the Property. In no event shall the Partnership pay, directly or indirectly, a commission or fee to the General Partners or their Affiliates in connection with the reinvestment or distribution of Net Sale or Refinancing Proceeds other than as described in this Section 9.

         9.8 PAYMENT OF FEES. Should a General Partner be removed from the Partnership, any portion of any of the foregoing fees or any other fee or reimbursement payable under this Partnership Agreement which is then due but not yet paid, shall be paid by the Partnership to the General Partner or their Affiliates, as the case may be, in cash within thirty (30) days of the date of removal as stated in the written notice of removal, unless such amount is included in the purchase price of the General Partners' interest in the Partnership as determined under Paragraph 16.3 hereof.

         9.9 OTHER GOODS AND SERVICES. In extraordinary circumstances, the General Partners and their Affiliates may provide other goods and services to the Partnership if all of the following criteria are met: (i) the goods or services must be necessary to the prudent operation of the Partnership; (ii) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Partnership would be required to pay to unaffiliated parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the General Partners or their Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; or (iii) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from Persons other than Affiliates, the compensation, price or fee charged by an unaffiliated Person who is rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location; (iv) the goods and services must be provided pursuant to a written contract which may be modified in any material respect only by the vote of a majority in interest of the Limited Partners and shall be terminable without penalty on 60 days notice; and (v) the General Partners must receive at least 33% of gross revenues for such goods and services from Persons other than Affiliates. In addition, any such payment shall be subject to the further limitation described in Paragraph 10.2 below. Extraordinary circumstances shall be presumed only when in the good faith belief of the General Partners there is an emergency situation requiring immediate action by the General Partners or their Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Partnership assets, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action.

         The Partnership or an Affiliate may provide insurance brokerage services in connection with obtaining insurance on the Property so long as the cost of providing such service, including the cost of the insurance, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by the Partnership or an Affiliate unless they are independently engaged in the business of providing such services to other than Affiliates and at least 75% of their insurance brokerage service gross revenue is derived from other than Affiliates.

         The General Partners will not provide construction services to the Partnership. The Partnership will obtain either a payment and performance bond or a guaranty of performance for any Property which has not been constructed at the time the Partnership acquires a particular Property.

         9.10 REIMBURSEMENTS. The General Partners shall also receive reimbursement for (i) the actual cost to the General Partners or their Affiliates of goods and materials used for and by the Partnership if obtained from unaffiliated parties; and (ii) administrative services (as hereinafter defined) necessary for the prudent operation of the Partnership. The amounts charged to the Partnership for services performed pursuant to clause (ii) above shall not exceed the lesser of: (l) the actual cost of such services; or (2) 90% of the amount which the Partnership would be required to pay to unaffiliated parties for comparable services. The Partnership's annual report to the Limited Partners shall include an itemized breakdown of the services performed and the amount reimbursed to the General Partners or their Affiliates pursuant to clause
(ii) above, which information shall be verified by the independent public accountants retained by the Partnership. "Administrative services" for purposes of this Paragraph 9.10 include only services such as typing, record keeping, preparation and dissemination of Partnership reports, preparation and maintenance of records regarding Limited Partners, preparation and dissemination of responses to investor inquiries and other communications with investors and any other record keeping required for Partnership purposes. Notwithstanding the foregoing, the General Partners and their Affiliates also may be reimbursed for actual expenses incurred when extraordinary on site action is required.

         9.11 LIMITATION ON CLAIMS FOR FEES. In no event shall the General Partners be entitled to collect any fees or reimbursement amounts not requested within one year of the date they were earned.

         9.12 GUARANTEE OF GENERAL PARTNERS. The General Partners guarantee payment of Organization and Offering Expenses (including selling commissions and the Non-Accountable Expense Allowance) which exceed 13% of Gross Proceeds. Payment of expenses pursuant to this guarantee will be without recourse to, or reimbursement by, the Partnership.

10.      PARTNERSHIP EXPENSES

         10.1 PARTNERSHIP OBLIGATIONS. Except as otherwise contemplated by Section 9 hereof, the Partnership shall pay all expenses of the Partnership (which expenses may be billed directly to the Partnership) which may include, but are not limited to:

                  10.1.1    all costs of personnel employed by the Partnership;

                  10.1.2 all costs of borrowed money, taxes and assessment on Partnership assets and other taxes applicable to the Partnership;

                  10.1.3 except as otherwise provided in Paragraph 15.2.4, fees and expenses of professionals retained by the Partnership in connection with any of the foregoing, including without limitation, attorneys, accountants, consultants and appraisers;

                  10.1.4 printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership;

                  10.1.5 fees and expenses paid to independent contractors, appraisers, mortgage bankers, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, insurance brokers, consultants and other agents;

                  10.1.6 expenses in connection with the acquisition, disposition, alteration, repair, remodeling, refurbishment, leasing, initial financing, refinancing and operation of Partnership Properties (including the costs and expenses of insurance premiums, real estate brokerage and leasing commissions and of maintenance of such Property as and if necessary); provided, however, that nothing contained herein shall be construed to permit payment of construction or Development Fees to the General Partners or their Affiliates;

                  10.1.7 the cost of insurance as required in connection with the business of the Partnership; provided, however, that nothing contained herein shall be construed to permit payment of insurance costs of Affiliates or employees of the General Partners;

                  10.1.8 expenses of organizing, revising, amending, converting, modifying or terminating the Partnership;

                  10.1.9 the cost of preparation and dissemination of the informational material and documentation relating to Partnership operations;

                  10.1.10 the cost incurred in connection with any litigation in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency of the Partnership, including legal and accounting fees incurred in connection therewith;

                  10.1.11 the cost of any computer equipment or services used for or by the Partnership; and

                  10.1.12 the cost of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership.

         10.2 Notwithstanding anything herein and except as contemplated by Paragraph 9.3 hereof, to the contrary, neither the General Partners nor their Affiliates shall be entitled to reimbursement for:

                  10.2.1 rent or depreciation, utilities, capital equipment, other administrative items;

                  10.2.2 services for which the General Partners or their Affiliates are entitled to be compensated by way of a separate fee; and

                  10.2.3 salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to any controlling Persons of the General Partners or their Affiliates. Controlling Persons, for purposes of this Paragraph 10.3 includes but is not limited to any Person, whatever his title, who performs functions for a General Partner similar to those of:

                            (a)    Chairman or member of the Board of Directors;

                            (b)    President;

                            (c)    Executive Vice-President;

                            (d) Those Persons holding 5% or more of the stock of the Managing General Partner; or

                            (e) A Person having the power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract, or otherwise.

11.      ALLOCATION OF INCOME AND LOSS AND DISTRIBUTIONS

         11.1 ALLOCATION OF INCOME AND LOSS. The income and loss of the Partnership for purposes of the federal income tax shall be allocated among the Partners in accordance with this Paragraph 11.1. For purposes of this Section 11, Limited Partners shall mean and include all Limited Partners, other than the Initial Limited Partner.

                   11.1.1 NET INCOME OR LOSS FROM ANNUAL OPERATIONS. Net Income or Loss From Annual Operations shall be allocated 99% to the Limited Partners and 1% to the General Partners.

                   11.1.2 NET INCOME FROM OTHER THAN ANNUAL OPERATIONS. Net Income From Other Than Annual Operations shall be allocated to the Capital Accounts of the Partners prior to the distribution of Net Sale or Refinancing Proceeds and cash from reserves deemed no longer necessary for Partnership operations as follows:

                            (a) First, Net Income in an amount equal to the aggregate deficit in the Partners' Capital Accounts, if any, shall be allocated to each Partner in the same ratio as the deficit in such Partner's Capital Account bears to the aggregate of all such Partners' deficit Capital Accounts;

                            (b) Second, to and among the Limited Partners until each Limited Partner's Capital Account balance equals the sum of his Performance Preferred Return and his Original Contribution less the aggregate amount of Distributions to each Limited Partner;

                            (c) Third, to the General Partners in such amounts as are necessary to cause the aggregate Capital Account balances of the General Partners to be in a percentage ratio of 10% of all Partnership Capital Account balances of all Partners;

                            (d) Fourth, to the Limited Partners in such amounts as are necessary to cause the aggregate Capital Account balances of the Limited Partners to be in a percentage ratio of 90% of all Partnership Capital Account balances of all Partners;

                            (e) Fifth, to the General Partners in an amount equal to their contributions of capital to the Partnership;

                            (f) Thereafter, the balance of the Net Income, if any, shall be allocated 90% to the Limited Partners and 10% to the General Partners.

                  11.1.3 NET LOSS FROM OTHER THAN ANNUAL OPERATIONS. Net Loss From Other Than Annual Operations shall be allocated to the Capital Accounts of the Partners prior to the distribution of Net Sale or Refinancing Proceeds and cash from reserves deemed no longer necessary for Partnership operations, as follows:

                            (a) First, to the Partners having positive Capital Accounts in proportion to and to the extent of their positive Capital Account balances, until all positive Capital Account balances shall be reduced to zero;

                            (b) Second, the balance of such losses shall be allocated to those Partners bearing the ultimate risk of law related to such losses in accordance with Treasury Regulations promulgated pursuant to Code Section 704.

                  11.1.4 UNEXPECTED ALLOCATIONS. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) (4), 1.704-1(b)(2)(ii)(d)(5), or
                  1.704-1(b)(2)(ii)(d)(6), which causes or increases a deficit balance in such Partner's Capital Account shall be specially allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

                  11.1.5 MINIMUM GAIN. Notwithstanding the foregoing, if there is a net decrease in the Partnership's "minimum gain" (as defined in Section 1.704-2(d)(1) of the Regulations) during a Partnership taxable year, all Partners with deficit Capital Account balances shall be allocated, before any other allocation is made under Code Section 704(b), items of income and gain for such years (and, if necessary, subsequent years) in the amount and in the proportions needed to eliminate such deficits as quickly as possible. Such allocation shall be interpreted in a manner to conform with Section 1.704-2(f) of the Regulations.

         11.2 APPORTIONMENT OF INCOME AND LOSS. That portion of Net Income and Loss From Annual Operations allocated to the Limited Partners shall be apportioned among those Persons owning Units at any time during each calendar month in proportion to allocation factors calculated by multiplying their respective Units by the number of days in such calendar month that they were the owners of record of such Units. To the extent that any discrepancies in Capital Accounts (as determined on a per Unit basis) arise among the Limited Partners during the offering period, then, in the sole discretion of the Managing General Partner, allocations of Net Income and Loss From Annual Operations and/or

Distributions shall first be made at the close of the offering period or as soon as possible thereafter so as to equalize the Capital Accounts of each Limited Partner on a per Unit basis, with any excess allocated in the manner described herein.

         11.3 COMPLIANCE WITH ALLOCATION LAWS. It is the intent of the Partners that each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Section 11 to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Section 11, the Managing General Partner is authorized and directed to allocate income, gain, loss, deduction, or credit (or any item thereof) arising in any year differently than otherwise provided for in this Section 11 to the extent that allocating income, gain, loss, deduction, or credit (or any item thereof) in the manner provided for in this Section 11 would cause the determinations and allocations of each Partner's distributive share of such items not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Paragraph 11.3 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Section 11 and no amendment of this Partnership Agreement or approval of any Partner shall be required.

         In making any allocation (the "New Allocation") under this Paragraph 11.3, the Managing General Partner is authorized to act only after having been advised by counsel to the Partnership that, under Section 704(b) of the Code and the Treasury Regulations thereunder (i) the New Allocation is necessary, and
(ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Section 11 necessary in order to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction, or credit (or any item thereof) is determined and allocated in accordance with this Section 11 to the fullest extent permitted by
Section 704(b) of the Code and the Treasury Regulations thereunder.

         If the Managing General Partner is required by this Paragraph 11.3 to make any New Allocation in a manner less favorable to the Limited Partners than is otherwise provided for in Section 11, then the Managing General Partner is authorized and directed, insofar as he is permitted to do so by Code Section 704(b), to allocate income, gain, loss, deduction or credit (or any item thereof) arising in later years in such manner so as to bring the proportion of income, gain, loss, deduction, or credit (or any item thereof) allocated to the Limited Partners as nearly as possible to the proportion otherwise contemplated by this Section 11.

         11.4 TAX ALLOCATION: CODE SECTION 704(C). In accordance with Code
Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Grass Asset Value.

         In the event the Gross Asset Value of any Partnership property is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

         In the event of a combined taxable disposition of property pursuant to which gain is to be allocated under this Paragraph 11.4 and other property the gain from which is not allocated under this Paragraph 11.4, the gain to be allocated under this Paragraph 11.4 in any calendar year shall bear the same relationship to the total gain to be recognized in such year as the total gain to be allocated under this Paragraph 11.4 from the disposition of the properties bears to the total gain to be allocated from the disposition of the properties.

         Any elections or other decisions relating to such allocations shall be made by the Managing General Partner in any manner that reasonably reflects the purpose and intention of this Partnership Agreement. Allocations pursuant to this Paragraph 11.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's capital account or share of Income, Losses, other items or distributions pursuant to any provision of this Partnership Agreement.

         11.5 DISTRIBUTIONS OF CASH FLOW. Distributions of Cash Flow shall be made to the Partners in the following order of priority and in the following amounts:

         (i) First, to the Limited Partners in an amount up to the amount necessary so as to cause the aggregate amount of distributions to the Limited Partners pursuant to this Section 11.5 to be equal to their Current Preferred Return as of the last day of the preceding month;

         (ii) Second, to the General Partners in an amount up to that amount necessary so as to cause the aggregate amount of distributions to the General Partners pursuant to this Section 11.5 to be equal to 1% of the aggregate amount of distributions to all of the Partners pursuant to this Section 11.5; and

         (iii)    Third, 99% to the Limited Partners and 1% to the General
                  Partners

Such distributions of Cash Flow shall be apportioned quarterly among the Limited Partners of record as of a record date declared within thirty (30) days after the end of each quarter and shall be paid no less frequently than quarterly. Limited Partners owning at least ten (10) Units may elect to receive their quarterly distributions on a monthly basis, in which event their quarterly distributions shall be paid in three (3) consecutive equal monthly installments commencing on the quarterly distribution date. Such installment shall be paid to Limited Partners of record as of the record date for quarterly distributions. Cash Flow shall not be reinvested in Properties or Equipment.

         11.6 NET SALE OR REFINANCING PROCEEDS AND RESERVES. Distributions of Net Sale or Refinancing Proceeds shall be apportioned among the Limited Partners in the same manner as Cash Flow and made to the Partners in the following order of priority:

         (i) First, to the Limited Partners in an amount up to the amount necessary so as to cause the aggregate amount of distributions to the Limited Partners pursuant to this Section 11.6 and
                  Section 11.5 to be equal to the sum of (A) their Performance Preferred Return as of the last day of the preceding month, and (B) their Original Contributions;

         (ii) Second, to the General Partners in an amount up to that amount necessary so as to cause the aggregate amount of distributions to the General Partners pursuant to this Section 11.6(ii) to be equal to 10% of the aggregate amount of distributions to all of the Partners pursuant to this Section 11.6; and

         (iv)     Third, 90% to the Limited Partners and 10% to the General
                  Partners.

         11.7 LIQUIDATING DISTRIBUTIONS. Unless otherwise required by the Delaware Act, the net cash proceeds of a sale, exchange or other disposition of all or Substantially All of the Assets of the Partnership constituting a dissolution of the Partnership shall be distributed in accordance with the Partners Capital Account balances. Notwithstanding anything herein to the contrary, the Partnership shall not distribute assets in kind.

         11.8 GENERAL PARTNERS' INTEREST. In no event will the General Partners be allocated less than 1% of Net Income or Loss From Annual Operations for tax purposes. To the extent that the Partnership shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income, Net Loss and Distributions granted to the General Partners, such deduction shall be allocated for federal income tax purposes to the General Partners. As among the General Partners, the allocations of profit and loss and Distributions of Cash Flow and Net Sale or Refinancing Proceeds, shall be divided as they may mutually agree from time to time, without the need for consent of the Limited Partners.

         11.9 CONSENT TO ALLOCATION METHOD. The methods hereinabove set forth by which Distributions and allocations of Net Income and Loss From Annual Operations and Net Income and Loss From Other Than Annual Operations are made and apportioned are hereby expressly consented to by each investor as an express condition to becoming a Partner.

         11.10 UNUTILIZED NET PROCEEDS. In the event that any portion of the Net Proceeds is not invested or committed for investment within the later of twenty-four (24) months from the date of the Prospectus or twelve (12) months after the offering has terminated (except for any amounts set aside for operating expenses or reserves), such portion of the Net Proceeds shall be distributed to the investors who purchased Units as a return of capital without reduction for Front-End Fees which would have been payable to the General Partners or their Affiliates if such funds had been committed to investment. For purposes of this Paragraph 11.10, funds shall be deemed to have been committed to investment and will not be returned to the extent written agreements in principle or letters of understanding were at any time executed, regardless of whether any such investment may or may not be consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Asset regardless of whether any such payments may or may not be made.

         11.11 ESCHEAT OF DISTRIBUTIONS. If, upon the termination and dissolution of the Partnership, there remains outstanding on the books of the Partnership a material amount of Distribution checks which have not been negotiated for payment by Limited Partners, the Managing General Partner may, if deemed to be in the best interests of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their Distribution checks; provided, however, that the Partnership shall not be liable for any subsequent claims for payment of such redistributed Distributions. The Managing General Partner is not required to make such a redistribution, in which case such amounts will eventually escheat to the state or as otherwise required in accordance with appropriate statutory authority. Notwithstanding the foregoing, unclaimed funds of Persons who, for purposes of the Partnership's records are Ohio residents, shall be distributed in accordance with the Ohio unclaimed funds statute in effect as of the date on which the Partnership shall have unclaimed funds.

         11.12 SECTION 709 EXPENSES. Syndication and other nondeductible and non-amortizable expenses, as defined in Code Section 709, shall be allocated to, and under the capital account maintenance rules reduce, the Capital Accounts of the Partners actually incurring such expense.

         11.13 WITHHOLDING TAXES. In the event that the Partnership is required to pay any withholding tax or other liability or obligation to any state, federal or foreign taxing authority that arises because of any act or status of any Limited Partner, including (but not limited to) the status of a Limited Partner (or the Person owning such Unit), as a foreign Person under the Code, and such tax or liability attributable to any year is in excess of the distributions attributable to such Limited Partner for such year, the Partnership shall pay such funds on behalf of such Limited Partner, and such payment shall constitute a loan to such Limited Partner bearing interest at the First Chicago NBD Bank prime rate and payable in full from the next distribution of Net Sale or Refinancing Proceeds. Each Partner hereby grants the Partnership a security interest in all Net Sale or Refinancing Proceeds distributable to such Limited Partner or with respect to such Units in the amount of the loan discussed in this Paragraph 11.13 and the Partnership shall have a right of set-off against any such distributions of Net Sale or Refinancing Proceeds. Any tax required to be withheld with respect to a Limited Partner will be charged to that Limited Partner's Capital Account as if such tax had been distributed to such Partner.

         11.14 DISTRIBUTION REINVESTMENT PLAN. The Partnership has adopted a Distribution Reinvestment Plan pursuant to which Limited Partners may elect to have their distributions of Cash Flow, together with distributions from Affiliates of the General Partner and other sources, applied to the purchase of Units after sale of the Minimum Number of Units and prior to termination of the offering of Units. The Distribution Reinvestment Plan is set forth in Exhibit 2 attached hereto.

12.      TRANSFERABILITY OF UNITS

         12.1 RESTRICTIONS ON TRANSFERS OF UNITS BY LIMITED PARTNERS. A Limited Partner may assign his Units only by a duly executed, written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Partnership Agreement. The Partnership need not recognize for any purpose any assignment of the Units of a Limited Partner unless there shall have been filed with the Partnership and recorded on the Partnership's books a duly executed and acknowledged counterpart of such written instrument of assignment, and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Partnership Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and in all other respects is satisfactory in form and substance to the Managing General Partner. Notwithstanding the foregoing, no Limited Partner may sell, assign, transfer or exchange any Units:

                  12.1.1 if in the opinion of counsel for the Partnership such sale, assignment, transfer or exchange may result, when considered with all other sales, assignments, transfers and exchanges of Units in the Partnership within the previous twelve (12) months, in the Partnership being considered to have been terminated within the meaning of Code Section 708 unless the Partnership and the transferring holder shall have received a ruling by the Service that the proposed sale or exchange will not cause such termination;

                  12.1.2 if counsel for the Partnership shall be of the opinion that such sale, assignment, transfer or exchange might cause a violation of applicable federal and state securities laws. In connection therewith, Limited Partners may be required to furnish an opinion of counsel satisfactory to counsel to the Partnership that such sale, assignment, transfer or exchange complies with applicable federal and state securities laws;

                  12.1.3 if the transferor or the transferee would hold Units representing an Original Contribution of less than $5,000 unless 100% of the transferor's Units are being transferred to such transferee, except for transfers by gift or inheritance, intra-family transfers, transfers resulting from family dissolutions and transfers to Affiliates; or

                  12.1.4 if the Managing General Partner determines in its sole discretion that such assignment would prevent the Partnership from being able to satisfy either the 2% or 5% "safe harbors" contained in Service Advance Notice 88-75 or in corresponding regulations or the Partnership has received an opinion of counsel or a favorable service ruling that such transfer would not result in the Partnership being classified as a "publicly-traded partnership" for federal income tax purposes.

         Any attempted sale, assignment, transfer or exchange in contravention of the provisions of this Paragraph shall, in the sole discretion of the Managing General Partner, be voided and deemed ineffectual and shall not bind or be recognized by the Partnership.

         12.2 SPECIAL EXERCISE OF THE RIGHTS OF A LIMITED PARTNER. If a Limited Partner dies, his executor, administrator or trustee, or, if he is adjudicated incompetent, his committee, guardian or conservator, or if he becomes bankrupt, the trustee or receiver of his estate, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the decedent or incompetent possessed to assign all or any part of his Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substituted Limited Partner. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner shall not dissolve the Partnership.

         12.3 SUBSTITUTED LIMITED PARTNER. No Person shall have the right to become a substituted Limited Partner in place of his assignor unless all of the conditions set forth in Paragraph 12.1 are satisfied and:

                  12.3.1 the Limited Partner and his assignee shall execute and acknowledge such other instruments as the Managing General Partner may deem necessary or desirable to effect such substitution, including (a) the written acceptance and adoption by the assignee of the provisions of this Partnership Agreement, as the same may be amended and his execution, acknowledgment; (b) delivery to the Managing General Partner of a special power of attorney, the form and content of which are described herein; and (c) a statement that the assignee is acquiring the Units for investment purposes only and not with an intent of further distribution of the Units.

                  12.3.2 a transfer fee of $100 (which may be increased in the discretion of the Managing General Partner) shall have been paid to the Partnership to cover all reasonable expenses connected with such substitution.

         12.4 CONSENT. By executing or adopting this Partnership Agreement, each Limited Partner hereby consents to the admission of substituted Limited Partners by the Managing General Partner, in accordance with the foregoing.

         12.5 EFFECTIVE DATE; RECORDS. No attempted transfer of Units or substitution shall be effective, and the Partnership and the Managing General Partner shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions or transmittal of reports and notices required to be given to Limited Partners hereunder which are made in good faith to such assignor, until the "effective date", which shall be the first day of the calendar month following completion (no later than five (5) days prior to the beginning of such month) of the requirements set forth in Paragraphs 12.1 and 12.3 above. The Managing General Partner shall cause the records of the Partnership and this Partnership Agreement to be amended to reflect the admission and/or substitution of substituted Limited Partners as of the first day of any month following the satisfaction of the conditions set forth in Paragraph 12.3.

         12.6 RIGHT TO TENDER UNITS FOR PURCHASE. Commencing in 1998 or the closing of the offering of Units for sale, whichever occurs later, the Partnership shall repurchase any part or all of a Limited Partner's Units at his written request, upon the following terms and subject to the following restrictions:

                  12.6.1 The repurchase price shall be an amount equal to (i) 85% of the tendering Limited Partner's Adjusted Investment, if the repurchase occurs in 1998, (ii) 90% of the tendering Limited Partner's Adjusted Investment, if the repurchase occurs in 1999, or (iii) 100% of the tendering Limited Partner's Adjusted Investment less (A) any Net Sale or Refinancing Proceeds previously distributed in respect of such Units and not applied to a reduction of Adjusted Investment and (B) one-half of all prior distributions of Net Cash Flow in respect of such Units, if the repurchase occurs in 2000 or thereafter; distributions of Net Cash Flow in respect of Units purchased in the secondary market after the closing of the Offering shall be calculated as if such Units had been issued at the mid-point of the offering of Units;

                  12.6.2 Limited Partners desiring to have their Units repurchased must submit to the General Partners notification of the number of Units for which they are requesting repurchase, on a form supplied by the General Partners; the notification must be postmarked either after February 1 but before March 1 (the "February Redemption Period") or after August 1 but before September 1 (the "August Redemption Period"; collectively, the "Redemption Periods") in the year of repurchase;

                  12.6.3 During 1998, no more than 1/2% of the outstanding Units (as of January 1, 1998) will be redeemed during either Redemption Period, and thereafter no more than 1% of the outstanding Units (as of January 1 for the relevant year) will be redeemed during any Redemption Period;

                  12.6.4 Repurchase requests with the earliest postmarks will be honored first; Units tendered during the February Redemption Period and August Redemption Period will be repurchased on the April 1 and October 1, respectively, thereafter; any such Units tendered during a Redemption Period which are not repurchased will not be eligible for repurchase following a subsequent Redemption Period unless re-tendered in such Redemption Period;

                  12.6.5 The Partnership shall not be obligated to repurchase any Units if the Partnership's annualized Net Cash Flow for the three (3) months prior to the Redemption Period, calculated on an annualized basis, is less than 10% of the Adjusted Investment at the beginning of such period;

                  12.6.6 The Partnership shall not be obligated to repurchase any Units unless the Managing General Partner determines in his sole discretion that funds are available for that purpose from Partnership revenues otherwise distributable to Limited Partners or Partnership borrowings and that such repurchase will not impair the capital or the operations of the Partnership.

13.      BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

         13.1 LOCATION OF RECORDS; COPIES. The Partnership's books and records, the Partnership Agreement and any amendments thereto and any separate certificate of limited partnership and any amendments thereto shall be maintained at the principal office of the Partnership or such other place as the Managing General Partner may determine and shall be open to inspection and examination of Limited Partners or their duly authorized representatives at all reasonable times. The Limited Partners shall receive copies of this Partnership Agreement and any amendments hereto and the certificate of limited partnership and any amendments thereto, upon a request in writing to the Managing General Partner and payment of any necessary duplication fees.

         An alphabetical list of the names, addresses, and business telephone numbers of the Limited Partners along with the number of Units held by each of them (the "Partnership List") shall be maintained as part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or its designated agent at the principal office of the Partnership upon the request of the Limited Partner. The Partnership List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Partnership List shall be mailed to any Limited Partner requesting the Partnership List within ten days after receipt of the request. The copy of the Partnership List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Partnership List include, without limitation, matters relating to the Limited Partner's voting rights under the Partnership Agreement, and the exercise of the Limited Partner's rights under federal proxy laws. If the General Partners, or an Affiliate having charge of the Partnership List, neglect or refuse to exhibit, produce or mail a copy of the Partnership List as requested, the General Partners or the Affiliate shall be liable to any Limited Partner requesting the list for the costs, including attorneys' fees,' incurred by that Limited Partner for compelling the production of the Partnership List, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Partnership List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The Managing General Partner may require that the Limited Partner requesting the Partnership List to represent that the Partnership List is not requested for a commercial purpose unrelated to the Limited Partner's interest in the F Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Partnership List are in addition to and shall not in any way limit, other remedies available to Limited Partners under federal laws or the laws of any state. The Partnership shall maintain a record of the information obtained to indicate that a Limited Partner meets the suitability standards employed in connection with the offer and sale of Units and a representation that the purchaser is purchasing for his own account, or, in lieu of such representation, information indicating that the party for whose account the purchase is made meets such suitability standards.

         13.2 REPORTS ON ACQUISITIONS. Within sixty (60) days after the end of each quarter and until Net Offering Proceeds shall be fully invested, the Managing General Partner shall cause to be prepared and distributed to each Person who was a Limited Partner at any time during the quarter then ended, a special report containing: (1) the location and a description of the general character of the Property acquired during the quarter; (2) the present or proposed use of such Property and its suitability and adequacy for such use; (3) the terms of any material lease affecting the Property; (4) the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and (5) a statement that title insurance has been or will be obtained on the Property acquired, unless the seller has agreed to provide indemnification to the Partnership substantially equivalent to that which would be available under a title policy and the seller has represented to the General Partners that it has a rating by Moody's of AA or better or by Standard and Poor's of AA or better.

         13.3 TAX INFORMATION. Within seventy-five (75) days after the end of each fiscal year, the Managing General Partner shall send to each Person who was a Limited Partner on the first day of any month during the year then ended, such tax information as shall be necessary for the preparation by such Person of his federal income tax return. A reconciliation between generally accepted accounting principles and income tax information will not be provided to the Limited Partners, however, such reconciliation will be available in the office of the Partnership for inspection and review by any interested Limited Partner.

         13.4 ANNUAL REPORTS. Within one hundred twenty (120) days after the end of each fiscal year, the Managing General Partner shall send to each Person who was a Limited Partner on the last day of the year then ended: (i) audited financial statements of the Partnership, and (ii) an audited report showing Distributions per Unit during such year, which report shall separately identify Distributions from: (a) Cash Flow generated during the year; (b) Cash Flow generated during prior periods which had been held as reserves; (c) cash from initial working capital reserves; (d) annual net rental revenues on a per Property basis; and (e) Net Sale or Refinancing Proceeds. The annual report shall also include a break-down of the costs reimbursed to the General Partners, which report shall have been verified by the Partnership's accountants to ensure that the allocation of costs to the Partnership is appropriate, which verification shall at a minimum provide for (i) a review of the time records of individual employees, the cost of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The annual report shall also include, at Partnership expense, commencing with the Partnership's first fiscal year of operations or portion thereof, a statement of compensation and fees paid by the Partnership to the General Partners and their Affiliates, including an itemized presentation of expense reimbursements to the General Partners and their Affiliates or any other transactions between the Partnership and the General Partners or their Affiliates, which information shall be verified by the independent public accountants retained by the Partnership. The method of verification shall at a minimum provide: (i) a review of the time records of individual employees the costs of whose services are reimbursed; and (ii) a review of the specific nature of the work performed by each such employee during such year.

         13.5 QUARTERLY REPORTS. The Managing General Partner shall prepare, at Partnership expense, commencing with the first fiscal quarter after the Initial Closing Date, a quarterly financial highlight report of the Partnership's performance that shall be distributed to each Limited Partner within sixty (60) days after the close of the quarterly period covered by such report. Upon request, unaudited quarterly reports containing information required by Form 10-Q will be mailed to a Limited Partner not later than 60 days after the close of each of the first three fiscal quarters of each fiscal year.

         13.6 VALUATION REPORTS. Commencing with the year ended December 31, 1997, the Partnership shall provide Qualified Plans with an annual valuation of Units within 120 days after the end of each fiscal year of the Partnership which is intended to satisfy the requirements of ERISA. Such reports will be based upon the Managing General Partner's estimate of the amount which would be received if the Partnership's Properties and Equipment were sold as of the close of the Partnership's fiscal year and if such proceeds (without reduction for selling expenses), together with other Partnership funds, were distributed in liquidation of the Partnership. Absent significant increases or decreases in the value of assets, the net asset value of each Unit will be reported at cost and deemed to be $1,000 for the first three annual statements of value following termination of the Offering; thereafter, the value of the Units will be based on an annual valuation, subject to quarterly adjustment in the General Partners' discretion.

14. RIGHTS, AUTHORITY, POWERS, RESPONSIBILITIES AND DUTIES OF THE MANAGING GENERAL PARTNER

         14.1 SERVICES OF MANAGING GENERAL PARTNER. The Managing General Partner shall only be responsible for the following services to the Partnership:

                  14.1.1 supervising the organization of the Partnership and the offering and sale of Units;

                  14.1.2 arranging for (a) the identification of suitable investments for the Partnership; (b) a review of the significant factors in deciding whether or not to make a particular investment; and (c) the making of a final investment decision;

                  14.1.3 supervising Partnership management, which includes: (a) establishing policies for the operation of the Partnership;
                  (b) causing the Partnership's agents or employees to arrange for the provision of services necessary to the operation of the Partnership (including any necessary property management, accounting and legal services and services relating to distributions by the Partnership); (c) when necessary or appropriate, approving actions to be taken by the Partnership;
                  (d) providing advice, consultation, analysis and supervision with respect to the functions of the Partnership in making or acquiring investments (including compliance with federal, state and local regulatory requirements and procedures); (e) executing documents on behalf of the Partnership and (f) making all decisions as to accounting matters; and

                  14.1.4 approving the terms of Dispositions, including establishing the terms of, and arranging for, any such transactions.

         14.2 POWERS OF MANAGING GENERAL PARTNER. The conduct of the Partnership's business shall be controlled solely by the Managing General Partner in accordance with this Partnership Agreement. The Managing General Partner shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control. The Managing General Partner shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Partnership's business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Paragraph
14.4 following, include the right, authority and power:

                  14.2.1 to offer and sell Units to the public directly or through any Affiliate of the Managing General Partner or any other broker-dealer who is a member of the National Association of Securities Dealers, Inc. and is authorized to sell Units and to employ personnel, agents and dealers for such purpose;

                  14.2.2 to invest Net Offering Proceeds temporarily prior to investment in Assets in short-term, highly liquid investments determined by the Managing General Partner, in its sole discretion, to have appropriate safety of principal;

                  14.2.3 to make or purchase Assets or interests therein in its own name or in the name of a nominee, a trust or otherwise and temporarily hold title thereto for the purpose of facilitating such origination or acquisition or for any other purpose related to the business of the Partnership; provided that in the event of the acquisition of such Assets by the Partnership from the Managing General Partner or its Affiliates, (i) the purchase price paid by the Partnership may not exceed the cost of the Assets to the Affiliated seller thereof plus all closing costs and Acquisition Fees paid by the Partnership and
                  (ii) no compensation or
                  other benefit may accrue to the Managing General Partner or its Affiliates except as otherwise permitted herein and except that they may be reimbursed for the cost of carrying the investment; accordingly, all income generated and expenses associated with Assets so acquired shall be treated as belonging to the Partnership; in no event shall the Partnership purchase Assets from the Managing General Partner or its Affiliates if the Managing General Partner or its Affiliates have held the Assets for a period in excess of twelve (12) months prior to commencement of the Partnership's offering; furthermore, the General Partners or their Affiliates may not sell Assets to the Partnership pursuant to this subparagraph if the cost of the Assets exceeds the funds reasonably anticipated to be available to the Partnership to purchase the Assets. Notwithstanding the foregoing, no assets or interests therein may be purchased from affiliated Programs. As used herein, "Program" shall be defined as: a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from a interest in real property including such entities formed to make or invest in mortgage loans.

                  14.2.4 to originate, acquire, hold, lease, exchange, foreclose on, sell, dispose of and otherwise deal with all or any part of Partnership Assets (including the grant of easements or servitudes thereon) in such amounts and upon such terms, including by private contract or at public sale, as the Managing General Partner deems in its sole discretion to be in the best interests of the Partnership;

                  14.2.5 on behalf of the Partnership, to employ Persons in the operation and management of the business of the Partnership including, but not limited to, agents, employees, managers, accountants, attorneys, consultants and others, on such terms and for such compensation as the Managing General Partner shall determine, subject, however, to the limitations with respect thereto as set forth in Section 9, and provided that agreements with the Managing General Partner or its Affiliates for the services set forth in Section 9 shall contain the terms and limitations as to fees and expenses as set forth in
                  Section 9 and provided further that any of such agreements shall be terminated immediately upon dissolution of the Partnership under Paragraph 18.1;

                  14.2.6 to open accounts and deposit and maintain funds in the name of the Partnership in banks or savings and loan associations;

                  14.2.7 to allow the Partnership to borrow money from the General Partners or their Affiliates on a short-term basis, at any time and from time to time and in connection therewith to pay interest and other financing charges or fees which shall not exceed the interest and other financing charges or fees which would be charged by unrelated lending institutions on comparable loans for the same purpose. Except as permitted by this Paragraph 14.2.8, the General Partners and their Affiliates shall be prohibited from providing financing to the Partnership. Furthermore, on loans made available by a General Partner or its Affiliates, the General Partner and its Affiliates shall not receive interest or similar charges or fees in excess of those charged by unrelated lending institutions on comparable loans for the same purpose in the locality. There shall be no prepayment penalty on any loan by the General Partners to the Partnership. Nothing herein shall be construed as prohibiting a bona fide prepayment provision in the financing agreement. An "all-inclusive" or "wraparound" note and deed of trust (the "all-inclusive note" herein) may be used to finance the purchase of property by the Partnership from the General Partners or their Affiliates only if the following conditions are complied with: (i) the General Partners or their Affiliates under the all-inclusive note shall not receive interest on the amount of the underlying encumbrance included in the all inclusive note in excess of that payable to the lender on that underlying encumbrance; (ii) the Partnership shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and (iii) a paying agent, ordinarily a bank, escrow company or savings and loan association, shall collect payments (other than any initial payment of prepaid interest or loan points not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursement therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note, subject to the requirements of subparagraph (i) above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the Partnership. In no event, however, shall the General Partners or any of their Affiliates provide permanent financing to the Partnership for any of the Partnership's Properties. Additionally, to the extent that the Partnership has insufficient funds to fund working capital reserves, the General Partners shall advance to the Partnership an aggregate amount of up to 1% of the offering proceeds for this purpose, with interest and other financing charges or fees to be paid consistently with the foregoing;

                  14.2.8 to prepare or cause to be prepared reports, statements and other relevant information for distribution to the Limited Partners, including annual and quarterly reports. The Partnership shall, upon request, provide to the state securities administrator any report or statement required to be distributed to the Limited Partners;

                  14.2.9 to require in all Partnership obligations that the General Partners shall not have any personal liability thereon and that the Person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction, and in the event that any such obligations have personal liability, the General Partners may require their satisfaction prior to contracts without such personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Partnership obligations are satisfied in accordance with prudent business practices as to time and manner of payment;

                  14.2.10 to cause the Partnership to make or revoke any of the elections permitted by the Code;

                  14.2.11 to select as its accounting year a calendar year or such fiscal year as approved by the Internal Revenue Service;

                  14.2.12 to determine the appropriate accounting method or methods to be used by the Partnership in maintaining its books and records;

                  14.2.13 to assure any Person dealing with the Partnership or the General Partners that he may rely upon a certificate signed by the Managing General Partner as authority with respect to: (a) the identity of the General Partners or any Limited Partners; (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partners or in any other manner germane to the affairs of the Partnership; (c) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; or (d) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner;

                  14.2.14 (a) to take such steps as the Managing General Partner determines are advisable or necessary in order to preserve the tax status of the Partnership as a pass-through entity for federal income tax purposes including, without limitation, imposing additional restrictions on transfers of Units (provided such restrictions on transfers do not cause the Partnership's assets to be deemed to be "plan assets" with respect to investors which are Qualified Plans) or (b) to compel a dissolution and termination of the Partnership or restructuring of the Partnership's activities to the extent necessary (i) to comply with any exemption in final plan asset regulations adopted by the Department of Labor, including, but not limited to, establishing a fixed percentage of Units permitted to be held by Qualified Plans or other tax-exempt investors or discontinuing sales to such entities after a given date, in the event that either (A) the assets of the Partnership constitute "plan assets" for purposes of ERISA or
                  (B) the transactions contemplated hereunder constitute prohibited transactions under ERISA or the Code and an exemption for such transactions is not obtainable from the Department of Labor or (ii) to obtain a prohibited transaction exemption from the Department of Labor.

                  14.2.15 in addition to any amendments otherwise authorized herein, to amend this Partnership Agreement from time to time without the approval of the Limited Partners,

                             (a) to add to the representations, duties or obligations of the Managing General Partner or its Affiliates or surrender any right or power granted to the Managing General Partner or its Affiliates herein, for the benefit of the Limited Partners;

                             (b) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to add any other provisions with respect to matters or questions arising under this Partnership Agreement which will not be inconsistent with law or with the provisions of this Partnership Agreement;

                             (c) to delete or add any provision of this Partnership Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state securities commissioner or similar such official, which addition or deletion is deemed by such commission or official to be for the benefit or protection of the Limited Partners;

                             (d) to change the name of the Partnership to any lawful name which it may select;

                             (e) to reflect the addition or substitution of Limited Partners or the reduction of capital accounts upon the return of capital to Partners or to reflect the admission of additional General Partners (who may be admitted without the consent of the Limited Partners);

                             (f) to amend the provisions of Section 11 of this Partnership Agreement or any other provisions of this Partnership Agreement if, in the opinion of counsel to the Partnership and the General Partners, such modification is necessary to (i) cause the allocations and Distributions contained in Section 11 to have substantial economic effect in accordance with the most recently proposed or final regulations relating to Section 704 of the Code or any other statutory provision or regulation relating to such allocations or (ii) cause the periodic allocations to be respected, such as on a monthly basis, under Section 706 of the Code or any other statute or provision or regulation relating to such periodic allocations or (iii) cause the provisions of this Partnership Agreement to comply with any applicable federal legislation enacted after the date of this Partnership Agreement; provided, however, no such amendment shall be effected unless, in the opinion of counsel, such amendment does not adversely affect the rights or interests of any of the Limited Partners;

                             (g) to make any amendments that the Managing
                             General Partner reasonably believes are appropriate to lessen the possibility that Units would be "plan assets," as that term is used in ERISA, and to maintain the status of the Partnership as a pass-through entity for federal income tax purposes;

                             (h) to alter the division of profit and loss allocations among the General Partners and of Distribution rights among the General Partners in accordance with Paragraph 11.5 hereof; and

                             (i) to substitute any entity for the Individual General Partner, provided such substituted General Partner either (a) in the opinion of counsel to the Partnership, complies with Paragraph 14.9 hereof, or (b) has a liquid net worth of at least 10% of the Adjusted Investments, as of the date of such substitution or the general partner(s) of such substituted General Partner (if a partnership) or the substituted General Partner (if an individual), shall have a net worth, independent of any investment in the Partnership of at least 10% of the Adjusted Investments as of the date of such substitution.

                  14.2.16 to borrow money from banks and other financial institutions and for sums so borrowed issue a promissory note (or any other evidence of indebtedness) as a General Partner of this Partnership, and secure repayment thereof by pledging, mortgaging or granting a security interest in all or any part of the Partnership assets. No such Person loaning money to the Partnership shall be bound to verify the validity, expediency or propriety of such borrowing.

                  14.2.17 to execute, acknowledge and deliver any and all instruments to effectuate all of the foregoing, and to take all such action in connection therewith as the Managing General Partner shall deem necessary or appropriate.

         14.3 GENERAL RIGHTS AND POWERS. The General Partners shall, except as otherwise provided in this Partnership Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

         14.4 LIMITATIONS. Neither the General Partners nor any of their Affiliates shall have the authority to:

                  14.4.1 cause the Partnership to enter into contracts with the General Partners or their Affiliates which would bind the Partnership after the removal, adjudication of bankruptcy or insolvency of the last remaining General Partner or continue the business with Partnership assets after the occurrence of such event;

                  14.4.2 alter the primary purpose of the Partnership as set forth in Section 3;

                  14.4.3 cause the Partnership to invest in any Assets through cotenancy arrangements, joint ventures or general partnerships with a publicly registered Affiliate unless: (a) the affiliated program has investment objectives and policies substantially identical to those of the Partnership; (b) no duplicate management fees are paid; (c) the compensation paid to the Sponsor by the Partnership and the Affiliate is substantially identical with regard to each program; (d) the Affiliated program makes its investments on substantially the same terms and conditions as the Partnership, although the amounts invested do not have to be comparable; and (e) the Partnership has a right of first refusal to purchase the investment if the other program wishes to sell the investment;

                  14.4.4 cause the Partnership to invest in any Assets through co-tenancy arrangements, joint ventures or general partnerships with Affiliates other than publicly registered Affiliates unless: (a) the investment is necessary to relieve the General Partners from any commitment to purchase a property entered into in compliance with Section 14.2.3 prior to the closing of the Offering (b) the affiliated program has investment objectives and policies substantially identical to those of the Partnership; (c) no duplicate management fees are paid; (d) the compensation paid to the Sponsor by the Partnership and the Affiliate is substantially identical with regard to each program; (e) the Affiliated program makes its investments on substantially the same terms and conditions as the Partnership, although the amounts invested do not have to be comparable; and (f) the Partnership has a right of first refusal to purchase the investment if the other program wishes to sell the investment.

                  14.4.5 cause the Partnership to invest in any Asset with unaffiliated parties through co-tenancy arrangements, joint ventures or general partnerships except on substantially the same terms and conditions (although not necessarily the same percentage interest) as such unaffiliated parties; provided, however, that no such investment shall be entered into by the Partnership (i) if it involves the payment of duplicative property management or other fees which would have the effect of circumventing any of the restrictions on and prohibited transactions involving conflicts of interest contained in this Partnership Agreement, and (ii) unless the Partnership acquires a controlling interest in such joint venture or partnership. For purposes of the above, "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the partnership or joint venture, including the authority to: (a) review all contracts entered into by the partnership or joint venture that will have a material effect on its business or assets, (b) cause a sale or refinancing of the property or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of refusal by the joint venture partner or consent of the joint venture partner; (c) approve budgets and major capital expenditures, subject to a stated minimum amount; (d) veto any sale or refinancing of the property, or alternatively, to receive a specified preference on sale or refinancing proceeds; and (e) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the assets except for the transfer to an Affiliate of the joint venture partner.

                  14.4.6 cause the Partnership to exchange Units for Partnership Property;

                  14.4.7 cause the Partnership to invest in limited partnerships, unless such investment is as a general partner and is substantially identical to a direct purchase of the underlying property (i.e., where the investment includes the purchase of substantially all of the interests of such partnership) or the investment is in a joint venture. In both cases such investment must (i) be on terms which entail the acquisition of a "controlling interest" as defined elsewhere herein; (ii) prohibit the payment of duplicative fees and otherwise limit compensation to that permitted by Section 9 hereof; and (iii) otherwise comply with the limitations on dealings with Affiliated parties as set forth in this Partnership Agreement;

                  14.4.8 invest in junior trust deeds or similar obligations, except that junior trust deeds or similar obligations may be taken back from purchasers of Properties and/or Equipment in connection with the sale thereof by the Partnership;

                  14.4.9 take any action with regard to any property owned through another entity or partnership which they would not have been empowered to take had the Partnership owned the property directly;

                  14.4.10 do any act in contravention of this Partnership Agreement or which would, in the opinion of the Managing General Partner, make it impossible to carry on the ordinary business of the Partnership;

                  14.4.11 perform any act (other than an act required by this Partnership Agreement or any act taken in good faith reliance upon counsel's opinion) which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction;

                  14.4.12 employ, or permit the employment of, the funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership;

                  14.4.13 commingle Partnership funds with those of any other Person or entity;

                  14.4.14 operate the Partnership in such a manner as to have the Partnership classified as an "investment company" for purposes of the Investment Company Act of 1940;

                  14.4.15 except as specifically provided for in Section 14.2.2 or another provision of this Partnership Agreement, cause the Partnership to invest in or underwrite the securities of other issuers for any purposes;

                  14.4.16 cause the Partnership to invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title;

                  14.4.17 cause the Partnership to invest in Property unless it first obtains an owner's title insurance policy or commitment as to the condition of title or its equivalent and an appraisal prepared by an independent MAI appraiser (the Partnership shall retain the appraisal for at least five (5) years and such appraisal shall be available for inspection and duplication (at the Limited Partner's expense) by the Limited Partners);

                  14.4.18 cause the Partnership to invest in unimproved real property (except that such prohibition will not apply to an interest in unimproved, non-income-producing real estate acquired as part of an investment so long as such unimproved real property constitutes less than 10% of Gross Proceeds);

                  14.4.19 give an exclusive right to sell or exclusive employment to sell any property for the Partnership to a General Partner or any Affiliate;

                  14.4.20 permit receipt by a General Partner or any Affiliate of any rebates or "give-ups" or permit a General Partner or any Affiliate to participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Partnership Agreement;

                  14.4.21 make loans to a General Partner or any Affiliate or other Person;

                  14.4.22 directly or indirectly pay or award any finder's fee, commission, or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this provision shall not prohibit payment by the Partnership of normal sales commissions to registered broker-dealers or other properly licensed Persons (including an Affiliate of a General Partner) in connection with the offering and sale of Units;

                  14.4.23 purchase or lease property from or sell or lease property to the General Partners or any of their Affiliates except as contemplated by Paragraphs 14.2.3, 14.4.3, and
                  14.4.4 hereof;

                  14.4.24 permit the Limited Partners to contract away the fiduciary duty owed to the Limited Partners under common law; or

                  14.4.25 following the termination of the Offering, allow the total amount of secured indebtedness with respect to a particular Property or Equipment package to exceed 80% of the Purchase Price thereof; in no event will such indebtedness exceed an amount equal to 35% of the sum of Gross Proceeds plus the aggregate amount of Partnership indebtedness secured by Partnership Assets (approximately 40% of the aggregate Purchase Price of Assets) on a portfolio basis when incurred;

                  14.4.26 enter into any "Roll-Up Transaction" without the consent of Limited Partners owning at least two-thirds of the Units then outstanding as used herein, "Roll-Up Transaction" shall mean any transaction or series of transactions that directly or indirectly, through acquisition or otherwise, involve the combination, merger, or conversion of the Partnership; this paragraph 14.4.25 cannot be amended or deleted from the Partnership Agreement without the consent of the Limited Partners owning at least two-thirds of the Units then outstanding;

                             (a) in connection with a proposed Roll-Up
                             Transaction, an appraisal of all Partnership assets shall be obtained from a competent "independent expert"; "independent expert", as used herein, shall mean a Person with no material current or prior business or personal relationship with the Sponsor or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work; if the appraisal will be included in a prospectus used to offer the securities of a "Roll-Up Entity," the appraisal shall be filed with the Securities and Exchange Commission, and with such states as may require, an exhibit to the registration statement of the "Roll-Up Entity"; a "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction; the Partnership's assets shall be appraised on a consistent basis; the appraisal shall be based on a evaluation of all relevant information, and shall indicate the value of the Partnership's assets as of the date immediately prior to the announcement of the proposed Roll-Up Transaction; the appraisal shall assume an orderly liquidation of the Partnership's assets over a 12 month period; the terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners; a summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up Transaction; accordingly, if such appraisal is included in the Partnership's prospectus, the Partnership shall be subject to liability for violation of Section 11 of the Securities Act of 1933, as amended and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal;

                             (b) in connection with a proposed Roll-Up
                             Transaction, the Person sponsoring the Roll-Up Transaction shall offer to the Limited Partners who vote "no" on the proposal the choice of: (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or
                             (ii) one of the following: (A) remaining as Limited Partners in the Partnership and preserving their interest therein on the same terms and conditions as existed previously; or (B) receiving cash in an amount equal to the Limited Partner's pro-rata share of the appraised value of the net assets of the Partnership;

                             (c) the Partnership shall not participate in any proposed Roll-Up Transaction which would result in Limited Partners having democracy rights in the Roll-Up

                             Entity which are less than those provided for under paragraph 15.1; if the Roll-Up Entity is a corporation, the voting rights of the Limited Partners shall correspond to the voting rights provided for in paragraph 15.1 to the greatest extent possible;

                             (d) the Partnership shall not participate in any proposed Roll-Up Transaction which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); the Partnership shall not participate in any proposed Roll-Up Transaction which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner;

                             (e) the Partnership shall not participate in any proposed Roll-Up Transaction in which the Limited Partner's rights of access to the records of the Roll-Up Entity would be less than those provided for under paragraph 13.1;

                             (f) the Partnership shall not participate in any proposed Roll-Up Transaction in which any of the cost of the Roll-Up Transaction would be borne by the Partnership if the Roll-Up Transaction is not approved by the Limited Partners;

                  14.4.27 issue Units in exchange for Property or Equipment or in ways other than pursuant to the terms set forth in the Prospectus;

                  14.4.28 issue securities senior to the Units except notes to banks and other financial institutions;

                  14.4.29 invest in real estate mortgages except in connection with the disposition of one or more of the Properties;

                  14.4.30 engage in the purchase and sale (or turnover) of investments other than as set forth in the Prospectus;

                  14.4.31 repurchase the Units, except as provided in Paragraph 12.6;

                  14.4.32 cause the Partnership to invest less than 83% of the Original Contributions in Assets; or

                  14.4.33 cause the Partnership to reinvest Net Sale or Refinancing Proceeds received more than four years after the date on which the Partnership terminates the Offering.

         14.5 NO PERSONAL LIABILITY. The General Partners shall have no personal liability for the repayment of the Original Contributions of any Limited Partner or to repay the Partnership any portion or all of any negative balance in its capital account, except as otherwise provided in Section 20.

         14.6 ACCOUNTING MATTERS. The Managing General Partner shall make all decisions as to accounting matters in connection with the accounting methods adopted by the Partnership in accordance with generally accepted accounting principles and procedures applied on a consistent basis and shall make all decisions with respect to tax accounting matters in accordance with tax accounting principles. The Managing General Partner may rely on the Partnership's independent certified public accountants to determine whether such decisions are in accordance with generally accepted accounting principles.

         14.7 TAX MATTERS PARTNER. The Managing General Partner is hereby designated as the "Tax Matters Partner" in accordance with Section 6231(a) (7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to fully perform hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of the Limited Partners. The designation made in this Paragraph 14.7 is hereby expressly consented to by each Partner as an express condition to becoming a Partner.

         14.8 FUNDS AND ASSETS. The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

         14.9 NET WORTH OF INDIVIDUAL GENERAL PARTNER. The Individual General Partner and any successor Individual General Partner shall use his best efforts to meet the requirements, necessary to assure that the Partnership will be classified as a partnership for federal income tax purposes, of the Code, as interpreted from time to time by the Internal Revenue Service, or any successor thereto, any other agency of the federal government or courts of law.

         14.10 PRESERVATION OF TAX STATUS. The Managing General Partner shall use its best efforts to take such actions as are necessary to preserve the Partnership's status as a partnership or other pass-through entity for tax purposes in light of any amendments to the Code or administrative or judicial interpretations thereof.

15.      RIGHTS AND POWERS OF THE LIMITED PARTNERS

         15.1     VOTING RIGHTS.

                  15.1.1 The Limited Partners by Majority Vote may, without the concurrence of the General Partners, vote to:

                             (a) remove a General Partner in accordance with
                             Section 16 (provided that the General Partners, insofar as they may act as Limited Partners due to the ownership of Units of the Partnership, will abstain from voting Units held by them with regard to removal of a General Partner);

                             (b) elect a new General Partner;

                             (c) terminate and dissolve the Partnership pursuant to Section 18;

                             (d) amend the Partnership Agreement, provided such
                              amendment is not for any of the purposes set forth in Paragraph 14.2.15 of the Partnership Agreement; and

                             (e) approve or disapprove the sale of all or Substantially All of the Assets of the Partnership in a single sale, or in multiple sales in the same twelve-month period, except in the liquidation and winding-up of the business of the Partnership upon its termination and dissolution or in the ordinary course of business.

                  15.1.2 The General Partners must obtain the approval of the Limited Partners by Majority Vote prior to:

                             (a) effecting a material change in the
                             Partnership's investment objectives;

                             (b) assigning a General Partner's interest in the Partnership, except as otherwise provided in Paragraph 16.5 of this Agreement;

                             (c) extending the term of the Partnership; or

                             (d) selling all or Substantially All of the Assets of the Partnership in a single sale, or in multiple sales in the same twelve-month period, except in the liquidation and winding-up of the business of the Partnership upon its termination and dissolution or in the ordinary course of business.

                  15.1.3 In determining the existence of the requisite percentage in interest of Units necessary to approve the matters set forth in Sections 15.1.1 and 15.1.2, Units owned by the General Partners or their Affiliates shall not be included.

                  15.1.4 A Limited Partner shall be entitled to cast one vote for each Unit which he owns, as at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his votes be cast, which writing must be received by the Managing General Partner prior to such meeting, or (b) without a meeting, by a signed writing directing the manner in which he desires that his votes be cast, which writing must be received by the Managing General Partner prior to the date upon which the votes of Limited Partners are to be counted. Units owned by the General Partners and their Affiliates may not be voted by, nor may the General Partners and their Affiliates consent with respect to such Units, on matters submitted to the Limited Partners regarding the removal of a General Partner or regarding any transaction between the Partnership and the General Partners and their Affiliates. In determining the existence of the requisite percentage and interest of Units necessary to approve a matter on which the General Partners and their Affiliates may not vote or consent, any Units owned by the General Partners and their Affiliates shall not be included.

         15.2 MEETINGS. Meetings of the Limited Partners for any purpose may be called by the Managing General Partner at any time and shall be called by the Managing General Partner within ten (10) days after receipt of a written request for such a meeting signed by ten percent (10%) or more in interest of the Limited Partners as of the date of receipt of such written request. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the Managing General Partner so long as such meeting is held at a time and place convenient to Limited Partners.

         15.3 CONSENT WITHOUT A MEETING. The Managing General Partner may and, upon receipt of a request in writing signed by ten percent (10%) or more in interest of the Limited Partners, the Managing General Partner shall, submit any matter upon which the Limited Partners are entitled to act, to the Limited Partners for a vote by written consent without a meeting. For purposes of obtaining a written vote under this Partnership Agreement, the Managing General Partner may require a written response within a specified time, but not less than fifteen (15) days and no more than sixty (60) days from receipt of said request, and, provided such notice was sent by U.S. mail, return receipt requested and the Limited Partner's receipt of such notice was confirmed, the failure of a Limited Partner to file such a written response within such time shall constitute a vote which is consistent with the Managing General Partner's recommendation with respect to such proposal so long as a quorum is otherwise obtainable.

         15.4 NOTICE OF MEETING. Notification of any meeting to be held pursuant to Paragraph 15.2 shall be given within ten (10) days after receipt of a request in writing signed by ten percent (10%) or more in interest of the Limited Partners by the Managing General Partner, to each Limited Partner at its record address, or at such other address which he may have furnished in writing to the Managing General Partner. Such notification shall state the place, date and hour of the meeting (which shall be held not less than fifteen (15) nor more than sixty (60) days after receipt of written request), and shall indicate that the notification is being issued at or by the direction of the Partner or Partners calling the meeting. The notification shall state the purpose or purposes of the meeting. For the purpose of determining the Limited Partners entitled to vote at any meeting of the Limited Partners, or any adjournment thereof, or to vote by written consent without a meeting, the Managing General Partner or the Limited Partners requesting such meeting or vote may fix, in advance, a date as the record date for any such determination of Limited Partners. Such date shall not be more than sixty (60) days nor less than ten (10) days before any such meeting or submission of a matter to the Limited Partners for a vote by written consent. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notification of the adjourned meeting. The presence in person or by proxy of a majority in interest of the Limited Partners shall constitute a quorum at meetings of the Limited Partners; provided, however, that if there be no such quorum, holders of a majority in interest of the Units so present or so represented may adjourn the meeting from time to time without further notification, until a quorum shall have been obtained. No notification of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy, except for a Limited Partner attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or to any Limited Partner entitled to such notification who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such notification.

         15.5 PROXIES. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Limited Partners.

         15.6 CONDUCT OF MEETING. At each meeting of Limited Partners, the Managing General Partner shall appoint such officers and adopt such rules for the conduct of such meeting as the Managing General Partner shall deem appropriate.

         15.7 LIMITATIONS. No Limited Partner shall have the right or power to:
(i) bring an action for partition against the Partnership or (ii) cause the termination and dissolution of the Partnership by court decree or otherwise, except as set forth in this Partnership Agreement or as provided by law. Other than upon the termination and dissolution of the Partnership as provided by this Partnership Agreement, there has been no time agreed upon when the contribution of each Limited Partner may be returned.

16. REMOVAL, BANKRUPTCY OR DISSOLUTION OF A GENERAL PARTNER AND TRANSFER OF A GENERAL PARTNER'S INTEREST

         16.1 REMOVAL. The General Partners may be removed from the Partnership upon a Majority Vote. Written notice of the removal of the General Partners shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

         16.2 SALE OF INTEREST. Upon the removal, adjudication of bankruptcy, dissolution or other cessation to exist of either of the General Partners ("Terminated Partner"), the interest of such Terminated Partner in the Net Income, Net Loss and Distributions of the Partnership may be purchased by a successor General Partner (elected by Majority Vote of the Limited Partners) for a purchase price determined according to the provisions of Paragraph 16.3. Effective as of the removal, withdrawal, dissolution or other departure of the Managing General Partner from the Partnership, should the Individual General Partner remain as a General Partner of the Partnership, the Individual General Partner shall assume all rights, obligations and responsibilities of the Managing General Partner.

         16.3 PURCHASE PRICE. If a successor General Partner is elected as provided in Section 16.2, the Partnership shall acquire the interest of the Terminated Partner for a purchase price equal to the fair market value of the Terminated Partner's interest in the Partnership, determined by agreement between the Terminated Partner and the Partnership or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association in Detroit, Michigan. The cost of any such required arbitration shall be borne equally by the Terminated General Partner and the Partnership. For this purpose, the fair market value of the interest of the Terminated Partner shall be deemed to be the amount the Terminated Partner would receive upon dissolution and termination of the Partnership under Paragraph
18.2.1 assuming such dissolution or termination occurred on the date of the dissolving event and assuming the assets of the Partnership were sold for their then fair market value without compulsion of the Partnership to sell such assets. Payment shall be made by a promissory note at the announced prime rate of interest of the bank at which the majority of the Partnership's cash is on deposit as of the date of determination of the fair market value of the Terminated Partner's interest in the Partnership. Such promissory note shall be for a term of five (5) years, or such other period as may be agreed upon between the Terminated Partner and the Partnership and shall be a full recourse obligation of the Partnership. The principal amount of said promissory note together with accrued interest shall be payable in equal fully amortizing installments until such time as the principal amount together with accrued interest is paid in full. Notwithstanding anything to the contrary herein, said promissory note, if not previously paid in full, shall become due and payable in full by the acquiring Partner at such time as the Partnership is finally wound up and liquidated.

         16.4 NO VOLUNTARY DISSOLUTION OR WITHDRAWAL. Until the dissolution of the Partnership, the General Partners shall not take any voluntary steps to dissolve themselves or to voluntarily withdraw from the Partnership. Nothing in this Partnership Agreement shall be deemed to limit the ability of a General Partner to transfer, pledge or hypothecate its interest in the Partnership to third parties and no such action shall constitute a withdrawal from the Partnership.

         16.5 NO LIMITATION ON MERGER OR REORGANIZATION. Nothing in this Partnership Agreement shall be deemed to prevent the merger or reorganization of the Managing General Partner into or with any other corporation, partnership or other entity, or the transfer of all the capital stock or partnership interests of the Managing General Partner and the assumption of the rights and duties of the Managing General Partner by, in the case of a merger, reorganization or consolidation, the surviving corporation or partnership or by operation of law.

17.      CERTAIN TRANSACTIONS

         The General Partners, any Limited Partner, any Affiliates, any shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others including, but not limited to, the ownership, financing, leasing, operation, management, brokerage and development of real property. Except as set forth in the Prospectus, neither the General Partners nor any Affiliate of the General Partners shall be obligated to present any particular investment opportunity to the Partnership, even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership and each of them shall have the right to make for its own account (individually or as trustee) or to recommend to others any such particular investment opportunity. The General Partners shall not be required to devote all of their time or business efforts to the affairs of the Partnership, but shall devote so much of such time and attention to the Partnership as is reasonably necessary and advisable to manage the affairs of the Partnership to the best advantage of the Partnership.

18.      TERMINATION AND DISSOLUTION OF THE PARTNERSHIP

         18.1 TERMINATING EVENTS. The Partnership shall be terminated and dissolved upon the earliest to occur of the following:

                  18.1.1 the withdrawal, removal, adjudication of bankruptcy, insolvency, dissolution or other cessation of existence as a legal entity (collectively, the "Withdrawal") of the last remaining General Partner unless, within ninety (90) days of the date of such event, the Limited Partners by a majority vote (unless a unanimous vote is required under the Delaware
                  Act) elect to continue the business of the Partnership and elect a successor General Partner as of the date of the Withdrawal;

                  18.1.2 a Majority Vote (which may, but need not be solicited by the General Partner) in favor of dissolution and termination of the Partnership;

                  18.1.3 the expiration of the term of the Partnership; or

                  18.1.4 the disposition of all assets held by the Partnership receipt of final payment with respect to all investments.

         Further, if the Partnership has not been liquidated within ten (10) years of the date the Partnership last purchased a Property or an Equipment package, the General Partners are required to call for a vote of the Limited Partners as to whether they wish to liquidate the Partnership.

         18.2 LIQUIDATION AND DISTRIBUTION OF ASSETS. Upon a dissolution and termination of the Partnership for any reason, the Managing General Partner shall take full account of the Partnership's assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                  18.2.1 first, to the payment of creditors of the Partnership but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Partnership assets; and

                  18.2.2 second, after allowance for the expenses of liquidation and the setting up of any reserves for contingencies which the Managing General Partner considers necessary, to the Partners in proportion to and to the extent of the positive balances in their Capital Accounts, after Net Income arising from a Disposition and Net Loss has been allocated in accordance with Paragraph 11.1 hereof.

                  18.2.3 notwithstanding anything to the contrary, the Managing General Partner has the right to defer liquidation if, in the opinion of the Managing General Partner, the sale of Partnership assets in liquidation would result in a material underrealization on the Partnership's assets.

                  18.2.4 notwithstanding anything herein to the contrary, the Partnership shall not make any distributions in kind.

         18.3 ADDITIONAL TERMINATING EVENT. In addition to the events described in Paragraph 18.1, the Managing General Partner may also compel a termination and dissolution of the Partnership, upon notice to all Limited Partners but without the consent of any Limited Partner, if, in the opinion of counsel to the Partnership, either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated hereunder constitute "prohibited transactions" under ERISA and no exemption for such transactions is obtainable from the United States Department of Labor.

19.      SPECIAL POWER OF ATTORNEY

         19.1 By completing and signing the Partnership's Subscription Documents or any transfer form, each Limited Partner grants to the General Partners and to each officer of the Managing General Partner and their designees and each of them a power of attorney irrevocably making, constituting and appointing each of them with full power of substitution and resubstitution, as its or their attorney-in-fact with full power and authority to act in its or their name on its or their behalf to execute complete and/or correct in a manner consistent with the Prospectus and the Partnership Agreement and to execute, acknowledge, swear to and file the following documents, subject to all of the provisions of the Partnership Agreement:

                  19.1.1 the Partnership Agreement, the Certificate, and any separate certificates of limited partnership to be filed in the appropriate public offices in the State of Delaware (and any other state for which the General Partners shall deem it advisable to file, upon advice of counsel) and in such form as shall be necessary under the laws of such state to give effect to the provisions of the Partnership Agreement and to preserve the character of the Partnership as a limited partnership, and any amended Certificate, including any amendment to the Certificate or to the Partnership Agreement to reflect the admission of additional General or Limited Partners in accordance with the terms of the Partnership Agreement or the substitution of a Limited Partner or General Partner in accordance with the provisions of the Partnership Agreement;

                  19.1.2 any other instrument or document which the General Partners deem to be in the best interests of the Partnership to file and which is not inconsistent with this Partnership Agreement;

                  19.1.3 any document which may be required in connection with borrowings by the Partnership, including, without limitation, documents required by any financial institution;

                  19.1.4 any documents which may be required in connection with any filings with state securities commissions or other state authorities;

                  19.1.5 any document necessary or appropriate in order to qualify the Partnership to transact business in any state, or to reconstitute the Partnership as provided in Paragraph 21.10.

                  19.1.6 any amendment to this Partnership Agreement which in the opinion of the General Partners does not adversely impact the interests of the Limited Partners, or is necessary to clarify any ambiguities, misstatements or omissions from this Partnership Agreement;

                  19.1.7 any instruments or other documents necessary to effect any of the amendments to this Partnership Agreement in accordance with Paragraph 14.2.15 hereof.

         19.2     The power of attorney granted by each Limited Partner:

                  19.2.1 is a special power of attorney coupled with an interest which is irrevocable and shall survive and not be affected by the death, incompetency, disability or incapacity of the granting Limited Partner;

                  19.2.2 may be exercised by the attorney-in-fact appointed as set forth in Paragraph 19.1 hereof either by signing separately as attorney-in-fact for the Limited Partners or, after listing all of the Limited Partners executing any instrument, by a single signature of such attorney-in-fact for all of them; and

                  19.2.3 shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his Units except that, where the assignee thereof has been approved by the Managing General Partner for admission to the Partnership as a substituted Limited Partner, this power of attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the General Partners and each officer of the Managing General Partner and their designees and each of them to execute, acknowledge, swear to and file any instrument or document necessary to effect such substitution.

         19.3 Each Limited Partner is fully aware that he and each other Limited Partner have executed this power of attorney, and that each Limited Partner will rely on the effectiveness of such powers with a view to the orderly administration of the Partnership's affairs.

20.      LIABILITY AND INDEMNIFICATION

         20.1 The General Partners and their Affiliates shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of a General Partner or the Affiliate of a General Partner if the General Partners or the Affiliates, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or the Affiliate. The General Partners shall not be liable because of any taxing authorities disallow or adjust any income, nor shall the General Partners be liable for actions taken or not taken in accordance with the provisions of this Partnership Agreement, provided that the same were not the result of negligence, breach of contract or misconduct. Furthermore, the General Partners shall not have any liability for the repayment of Capital Contributions of the Limited Partners except as provided in this Partnership Agreement, nor shall the General Partners be obligated, except as required by law, to make additional Capital Contributions or advances to the Partnership. The General Partners and their Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partners or their Affiliates, provided however, that such indemnification shall be recoverable only out of the assets of the Partnership and not from the Limited Partners, provided further, that the General Partners or their Affiliates, in good faith, determine that their course of conduct was in the best interest of the Partnership.

                  20.1.1 Notwithstanding the above, the General Partners and their Affiliates and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

                  20.1.2 In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the positions of certain state securities divisions, including California, Oklahoma and Tennessee, and in such other states in which the claimants allege Units were offered or sold, with respect to the issue of indemnification for securities law violations.

                  20.1.3 The Partnership shall not pay for any insurance covering liability of the General Partners and their Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers compensation, as would be customary for any Person owning comparable assets and engaged in a similar business from naming the General Partners and their Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.

                  20.1.4 The provision of advances from Partnership funds to the General Partners or their Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against a General Partner by a Limited Partner of the Partnership is prohibited.

                  20.1.5 The provision of advances from Partnership funds to the General Partners or their Affiliates for legal expenses and other costs incurred as a result of a legal action is permissible if the following three conditions are satisfied:
                  (1) the legal action relates to acts or omissions with respect to the performance of duties or services by General Partners or their Affiliates on behalf of the Partnership; (2) the legal action is initiated by a third party who is not a Limited Partner of the Partnership; and (3) the General Partners or their Affiliates undertake to repay the advanced funds to the Partnership in cases in which they would not be entitled to indemnification under Paragraph 20.1 hereof.

21.      MISCELLANEOUS

         21.1 COUNTERPARTS. This Partnership Agreement may be executed in several counterparts and as so executed shall constitute one Partnership Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

         21.2 BINDING PROVISIONS. The terms and provisions of this Partnership Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Partners.

         21.3 SEVERABILITY. In the event any phrase, sentence or paragraph of this Partnership Agreement is declared by a court of competent jurisdiction to be void, such phrase, sentence or paragraph shall be deemed severed from the remainder of the Partnership Agreement and the balance of the Partnership Agreement shall remain in effect.

         21.4 NOTICE. All notices under this Partnership Agreement shall be in writing and shall be given to the party entitled thereto by personal service or by mail, posted to the address maintained by the Partnership for such Person or at such other address as he may specify in writing.

         21.5 HEADINGS. Titles or captions contained in this Partnership Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Partnership Agreement nor the intent of any provision hereof.

         21.6 MEANINGS. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa; and the word "Person" shall include a corporation, partnership, firm or other form of association.

         21.7 LIST OF PARTNERS. The names, addresses and Original Contributions of the Partners shall be set forth on Exhibit 1 attached hereto, which exhibit shall be updated by the Managing General Partner as Partners are admitted to or withdraw from the Partnership, by amendments to this Agreement. A current copy of Exhibit 1 shall be maintained at the principal place of business of the Partnership.

         21.8 GOVERNING LAW. Notwithstanding the place where this Partnership Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and that the Delaware Act, as amended, shall govern the partnership aspects of this Partnership Agreement.

         21.9 OTHER JURISDICTIONS. In the event the business of the Partnership is carried on or conducted in states in addition to the State of Delaware, then the parties agree that this Partnership shall exist under the laws of each state in which business is actually conducted by the Partnership, and they severally agree to execute such other and further documents as may be required or requested in order that the Managing General Partner legally may qualify this Partnership in such states. The power of attorney granted to the Managing General Partner in Section 20 shall constitute the authority of the Managing General Partner to perform the ministerial duty of qualifying this Partnership under the laws of any state in which it is necessary to file documents or instruments of qualification. A Partnership office or principal place of business in any state, including the State of Michigan, may be designated from time to time by the Managing General Partner.

         21.10 POWER TO RECONSTITUTE. In the event that the State of Delaware amends its Revised Uniform Limited Partnership Act in any manner which precludes the Partnership, at any time, from obtaining an opinion of tax counsel to the effect that the Partnership will be treated as a pass-through entity for federal income tax purposes and not as an association taxable as a corporation, then the Managing General Partner may, in its sole discretion, reconstitute the Partnership under the laws of another state.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Agreement of Limited Partnership as of the date first above written.

                                    GENERAL PARTNERS:
                                    CAPTEC FRANCHISE CAPITAL CORPORATION IV


                                    By:
                                       ----------------------------------------
                                       Patrick L. Beach
                                       President and
                                       Chief Executive Officer


                                       ----------------------------------------
                                       Patrick L. Beach

                                       INITIAL LIMITED PARTNER:


                                   By:
                                       ----------------------------------------
                                       Patrick L. Beach

                                    EXHIBIT 1

            NAMES, ADDRESSES AND ORIGINAL INVESTMENTS OF THE PARTNERS

                                    EXHIBIT 2
                                    ---------

                         DISTRIBUTION REINVESTMENT PLAN

         Capitalized terms contained herein shall have the same meanings set forth in the Agreement unless otherwise defined or the context otherwise indicates.

         1. As agent for the participants in the Distribution Reinvestment Plan (the "Participants"), the Partnership or an unaffiliated third party will apply all distributions of Cash Flow during the offering period paid with respect to Units (the "Distributions"), including distributions paid with respect to any full or fractional Units acquired under the Distribution Reinvestment Plan, to the purchase of Units for said Participants directly, if permitted under state securities laws and, if not, through participating dealers registered in the Participant's state of residence (either being referred to herein as the "Reinvestment Agent") as hereunder described.

                  A participating dealer, or in the event there is no participating dealer, the Partnership, assumes the responsibility for Blue Sky compliance and performance of due diligence responsibilities and will ascertain whether the Participants continue to meet the suitability standards of their state of residence with respect to each reinvestment. Additionally, the Participating Dealers involved in the Distribution Reinvestment Plan must obtain in writing an agreement from the client by which the client agrees to the payment of compensation to the Participating Dealer in connection with said client's reinvestment.

                  Units will be purchased at the public offering price and commissions equal to 8% of the Unit purchase price will be paid to the Participating Dealer who originated the Participant's investment in the Partnership. In addition, the General Partners or an Affiliate will be paid the Non-Accountable Expense Allowance. In connection with the receipt of such commissions, Participating Dealers will be required, at least annually, to review the performance of the Partnership, the General Partners and their affiliates to determine whether continued participation in the Plan is consistent with their clients' investment intent and to affirmatively determine whether continued participation is suitable for their clients.

                  Subsequent to the sale of the Minimum Number of Units and prior to the Termination Date, Distributions paid by the Partnership will be reinvested in Units for the Participants promptly following the payment date with respect thereto and in no event later than 60 days from such receipt to the extent such Distributions are available or distributed to the Limited Partners at the public offering price to the extent Units are available. All such investments of Distributions in Units will be effected by amendment of the Partnership Agreement to reflect the issuance of additional Units to Participants. Distributions, if any, will be timed to coordinate with scheduled amendments of the Partnership Agreement such that no Distributions are held pending investment in Units pursuant to the Distribution Reinvestment Plan. If a Participant's Distribution is not large enough to buy a full Unit, he will be issued a fractional Unit, computed to five decimal places. Participants will not be permitted to contribute amounts in excess of their Distributions to purchase Units under the

Distribution Reinvestment Plan. If sufficient Units for all Participants are not available, the Partnership will allocate available Units (or fractional Units) to Participants' accounts on a pro rata basis.

         2. Limited Partners may become Participants in the Distribution Reinvestment Plan at any time by completing the appropriate authorization form available from the Partnership. Participation in the Distribution Reinvestment Plan will start with the next Distribution payable after receipt of a Participant's authorization, provided it is received before the record date for that Distribution.

         3. The Partnership shall have no responsibility or liability as to the value of the Partnership's Units or may change the value of the Units acquired for a Participant's account or as to the rate of return or value of the interest-bearing accounts or securities in which a Participant's Distributions may be invested.

         4. The Partnership will distribute to Participants proxy solicitation materials, if any, which relate to Units held in the Distribution Reinvestment Plan and the voting procedures will comply with the Partnership Agreement.

         5. The Partnership will mail to each Participant a statement and accounting showing the Distributions received, the number of Units purchased, as soon as practicable after all Distributions paid on any payment date with respect thereto have been invested. Tax information for income earned on Units and the investment of funds under the Distribution Reinvestment Plan for the calendar year will be sent to each Participant by the Partnership.

         6. No Participant shall have any right to draw checks or drafts against his account or to give instructions to the Partnership except as expressly provided herein.

         7. Participants will be charged for ministerial services incurred in connection with the administration of the Distribution Reinvestment Plan.

         8. Taxable Participants may incur a tax liability for Partnership income allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Distribution Reinvestment Plan.

         9. A Participant may terminate an account at any time, without charge, by written notice to the Partnership at 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48106-0544, or such other address as may be specified by the Partnership. To be effective for any Distribution, such notice must be received at least 10 days before the record date for such payment. The Partnership may terminate a Participant's individual participation in the Distribution Reinvestment Plan or the Distribution Reinvestment Plan itself at any time by written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account. Upon termination of the Distribution Reinvestment Plan, or upon termination of an individual Participant's involvement in the Distribution Reinvestment Plan, the Partnership will send to each Participant certificates evidencing the Units in such Participant's account.

                  If a Participant disposes of all Units registered on the books of the Partnership in his name, the Partnership will, by written notice mailed to the Participant, determine from the Participant the disposition to be made of the Units in the Participant's account with the Partnership. If the Partnership does not receive instructions from the Participant within 60 days of such notice, it may, in its discretion, terminate the Participant's further participation in the Distribution Reinvestment Plan or continue to reinvest the Distributions paid in respect of the Units in the account until otherwise notified in writing.

         10. The Partnership shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death and (b) with respect to the time and the prices at which Units are purchased or sold for a Participant's account.

         11. Each Participant agrees to notify the Partnership promptly in writing of any change of address. Notices to the Participant may be given by letter addressed to the Participant at his last address of record with the Partnership.

         12. These terms and conditions of the Distribution Reinvestment Plan may be amended or supplemented by the General Partners in their sole discretion at any time by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Partnership receives written notice of termination prior to the effective date thereof.

         13. This Distribution Reinvestment Plan and a Participant's election to participate in the Distribution Reinvestment Plan shall be governed by the laws of the State of Delaware. The Partnership may terminate the Distribution Reinvestment Plan by giving 10 days prior written notice to each Participant at his last address of record. Notwithstanding the foregoing, the Distribution Reinvestment Plan will terminate concurrently with the Offering.